       EX-99.1-1






                             RETIREMENT PLAN FOR
                           GREAT DANE TRAILERS, INC.
                        Effective as of January 1, 1989

       EX-99.1-2

                             TABLE OF CONTENTS

                                                                          PAGE
                                                                          ----
ARTICLE I - PREAMBLE/EFFECTIVE DATE OF PLAN................................  1

ARTICLE II - DEFINITIONS AND CONSTRUCTION..................................  3
      2.1   Definitions....................................................  3
      2.2   Service for Predecessor Employer............................... 22
      2.3   Word Usage..................................................... 22
      2.4   Calculation of Time............................................ 22
      2.5   Construction................................................... 22

ARTICLE III - ELIGIBILITY AND PARTICIPATION................................ 23
      3.1   Eligibility.................................................... 23
      3.2   Years of Eligibility Service................................... 23
      3.3   Participation - Re-Employed Employees.......................... 24
      3.4   Re-employment and Service Crediting Rules for Disabled
            Participants................................................... 24
      3.5   Enrollment..................................................... 25

ARTICLE IV - CONTRIBUTIONS................................................. 26
      4.1   Employer Contributions......................................... 26
      4.2   Forfeitures.................................................... 26
      4.3   Return of Employer Contributions............................... 26
      4.4   Participant Contributions...................................... 26

ARTICLE V - REQUIREMENTS FOR RETIREMENT BENEFITS........................... 27
      5.1   Normal Retirement.............................................. 27
      5.2   Early Retirement............................................... 27
      5.3   Late Retirement................................................ 27
      5.4   Termination of Service Prior to Normal Retirement Age.......... 28
      5.5   Vesting Service................................................ 28
      5.6   Included Years of Vesting Service - Certain Terminated
            Employees...................................................... 29
      5.7   Forfeiture Occurs.............................................. 29
      5.8   Limitation on Time of Payment.................................. 29

ARTICLE VI - AMOUNT OF RETIREMENT BENEFIT.................................. 32
      6.1   Normal Retirement Pension...................................... 32
      6.2   Early Retirement Pension....................................... 35
      6.3   Late Retirement Pension........................................ 36
      6.4   Disability Pension............................................. 36
      6.5   Deferred Vested Pension........................................ 37
      6.6   Adjustment of Pension to Reflect Benefits Accrued under the
            Prior Plan..................................................... 37
      6.7   Maximum Annual Benefit......................................... 38

       EX-99.1-3

                                                                          PAGE
                                                                          ----
      6.8   Suspension of Benefits Upon Re-Employment of
            Retired Participants........................................... 40

ARTICLE VII - METHOD OF PAYMENT OF PENSION................................. 42
      7.1   Normal Form of Pension......................................... 42
      7.2   Optional Pension Forms......................................... 43
      7.3   Participant Pension Payment Elections.......................... 45
      7.4   Qualified Pre-Retirement Survivor Annuity...................... 47
      7.5   Methods of Benefit Payment..................................... 48
      7.6   Distributions on Termination of Employment for Reasons Other
            than Retirement................................................ 49
      7.7   Qualified Domestic Relations Orders............................ 50
      7.8   Determination of Benefit of Transferred Employees.............. 50
      7.9   Cash Withdrawal Benefit........................................ 52

ARTICLE VIII - DEATH BENEFITS.............................................. 53
      8.1   Benefit for Pre-Retirement Death............................... 53
      8.2   Benefit for Post-Retirement Death.............................. 53
      8.3   Pre-1992 Lump Sum Death Benefit................................ 53
      8.4   Designation of Beneficiaries................................... 53
      8.5   Contingent Beneficiaries....................................... 54

ARTICLE IX - EMPLOYER ADMINISTRATIVE PROVISIONS............................ 56
      9.1   Information.................................................... 56
      9.2   No Liability................................................... 56
      9.3   Employer Action................................................ 56
      9.4   Indemnity...................................................... 56
      9.5   Amendment to Vesting Schedule.................................. 56

ARTICLE X - ADMINISTRATION AND INVESTMENT PROVISIONS....................... 58
      10.1  Appointment of Administration Committee Members................ 58
      10.2  Term........................................................... 58
      10.3  Compensation................................................... 58
      10.4  Powers of the Administration Committee......................... 58
      10.5  Manner of Action............................................... 60
      10.6  Authorized Representative...................................... 60
      10.7  Nondiscrimination.............................................. 60
      10.8  Interested Member.............................................. 60
      10.9  Funding Policy................................................. 60
      10.10 Books and Records.............................................. 61

ARTICLE XI - PARTICIPANT ADMINISTRATIVE PROVISIONS......................... 62
      11.1  Personal Data to Administration Committee...................... 62
      11.2  Address for Notification....................................... 62

       EX-99.1-4

                                                                          PAGE
                                                                          ----
      11.3  Assignment or Alienation....................................... 62
      11.4  Litigation Against the Trust................................... 62
      11.5  Information Available.......................................... 63
      11.6  Beneficiary's Right to Information............................. 63
      11.7  Claims Procedure............................................... 63
      11.8  Appeal Procedure for Denial of Benefits........................ 63
      11.9  Place of Payment and Proof of Continued Eligibility............ 65
      11.10 No Rights Implied.............................................. 65

ARTICLE XII - FIDUCIARIES DUTIES........................................... 66
      12.1  Fiduciaries.................................................... 66
      12.2  Allocation of Responsibilities................................. 66
      12.3  Procedures for Delegation and Allocation of Responsibilities... 67
      12.4  General Fiduciary Standards.................................... 68
      12.5  Liability Among Co-Fiduciaries................................. 68

ARTICLE XIII - DISCONTINUANCE, AMENDMENT, AND TERMINATION.................. 70
      13.1  Discontinuance................................................. 70
      13.2  Amendment...................................................... 70
      13.3  Merger, Consolidation, or Transfer of Assets................... 70
      13.4  Termination.................................................... 71
      13.5  Vesting on Termination......................................... 71
      13.6  Procedure on Termination....................................... 72
      13.7  Partial Termination............................................ 72
      13.8  Liquidation of Trust Fund and Insurance Contracts.............. 72
      13.9  Successor Employer............................................. 74
      13.10 Manner of Distribution......................................... 74
      13.11 Residual Amounts............................................... 74
      13.12 Transfer of Assets and Liabilities from ICC Plan and
            Wescar Plan.................................................... 74

ARTICLE XIV - PLAN TERMINATION............................................. 75

ARTICLE XV - ADOPTION OF PLAN BY AFFILIATE................................. 76
      15.1  Adoption by Affiliates......................................... 76
      15.2  Withdrawal by Employer......................................... 76
      15.3  Adoption Contingent Upon Initial and Continued Qualification... 77
      15.4  No Joint Venture Implied....................................... 77

       EX-99.1-5
                                                                          PAGE
                                                                          ----
ARTICLE XVI - THE TRUST AND INSURANCE CONTRACTS............................ 78
      16.1  Purpose of the Trust Fund and Insurance Contracts.............. 78
      16.2  Appointment of Trustee......................................... 78
      16.3  Exclusive Benefit of Participants.............................. 78
      16.4  Benefits Supported Only By the Trust Fund and Insurance
            Contracts...................................................... 78
      16.5  Rights to Assets of Trust and Proceeds of Insurance Contracts.. 78

ARTICLE XVII - TOP HEAVY PLAN PROVISIONS................................... 80
      17.1  Top Heavy Rules Applied........................................ 80
      17.2  Additional Definitions......................................... 80
      17.3  Additional Limitation - Defined Benefit Plan................... 83
      17.4  Termination of Service Prior to Normal Retirement Age.......... 84
      17.5  Minimum Benefits............................................... 85

ARTICLE XVIII - MISCELLANEOUS.............................................. 88
      18.1  Payment in the Event of Legal Disability....................... 88
      18.2  Payments Only from Trust Fund or Insurance Contracts........... 88
      18.3  Unclaimed Account Procedure.................................... 88
      18.4  Execution of Receipts and Releases............................. 89
      18.5  No Guarantee of Interests...................................... 89
      18.6  Payment of Expenses............................................ 89
      18.7  Employer Records............................................... 90
      18.8  Interpretations and Adjustments................................ 90
      18.9  Uniform Rules.................................................. 90
      18.10 Evidence....................................................... 90
      18.11 Severability................................................... 90
      18.12 Notice......................................................... 90
      18.13 Waiver of Notice............................................... 90
      18.14 Successors..................................................... 90
      18.15 Headings....................................................... 90
      18.16 Governing Law.................................................. 91

       EX-99.1-6



                             RETIREMENT PLAN FOR
                           GREAT DANE TRAILERS, INC.
                      EFFECTIVE AS OF JANUARY 1, 1989

                                  ARTICLE I

                       PREAMBLE/EFFECTIVE DATE OF PLAN

      WHEREAS, effective January 1, 1985, Great Dane Trailers, Inc. (the "Company") amended and continued the Great Dane Trailers, Inc. Retirement Plan (the "Prior Plan") which it had previously established to provide retirement benefits for certain of its employees and their beneficiaries; and

      WHEREAS, the Prior Plan was terminated on December 31, 1985; and

      WHEREAS, effective January 1, 1986, the Company adopted the Retirement Plan for Great Dane Trailers, Inc. (the "Plan") to provide retirement benefits for certain of its employees and their beneficiaries; and

      WHEREAS, effective July 1, 1988, the Company accepted the transfer of the assets and liabilities attributable to active and former employees under the Amended and Restated International Controls Corp. Pension Plan (other than those individuals actively employed by International Controls Corp. on January 1, 1988, and who were subject to the provisions of the Stock Purchase Agreement between International Controls Corp. and Datron Inc. dated May 6, 1988) as of June 30, 1988, to the Plan and approved the adoption of the Plan by International Controls Corp. pursuant to Section 15.1 of the Plan; and

      WHEREAS, effective July 1, 1988, the Company accepted the transfer of all of the assets and liabilities attributable to active and former employees under the Retirement Plan for Wescar Freight System, Inc. as of June 30, 1988, to the Plan and to approve the adoption of the Plan by Wescar Freight Systems, Inc. and Transway Intermodal System, Inc. pursuant to Section 15.1 of the Plan; and

      WHEREAS, effective January 1, 1986, the Company restated the entry date requirements of the Plan to ensure that they reflect the intent underlying the Plan which was covered by the favorable determination letter issued by the Internal Revenue Service; and

      WHEREAS, effective July 1, 1988, the Company adopted an amendment and restatement of the Plan, the provisions of which applied to all Employees whose Service with the Employer terminated on or after July 1, 1988. Benefits earned under the ICC Plan by employees who terminated active service prior to July 1, 1988, will be payable from this Plan but shall be payable only in accordance with the terms of the ICC Plan and benefits earned under the Wescar Plan by employees who terminated active service prior to July 1, 1988, will be payable from this Plan but shall be payable only in accordance with the terms of the Wescar Plan; and

       EX-99.1-7

      WHEREAS, effective January 1, 1989, the Company amended and restated the Plan to comply with the Tax Reform Act of 1986 and related legislation and the regulations promulgated by the Internal Revenue Service with respect thereto; and

      WHEREAS, effective January 1, 1993, the Company amended the Plan to (i) clarify certain cross-references in the definition of "Accrued Benefit," (ii) modify the applicable interest rate for determining the actuarial equivalent of a Participant's Pension under the Plan, (iii) clarify the Benefit Service of certain bargaining unit employees who are transferred into or out of an employment classification that is eligible for participation in the Plan, (iv) clarify the disability benefits payable under the Plan, and (v) comply with the withholding and direct transfer requirements enacted by the Unemployment Compensation Amendments of 1992;

      WHEREAS, the Company desires to amend and restate the Plan to incorporate the prior amendment and to incorporate the limitation on compensation enacted by the Omnibus Budget Reconciliation Act of 1993;

      NOW, THEREFORE, effective January 1, 1989, the Company hereby amends and restates the Plan, to comply with the Tax Reform Act of 1986 and related legislation and the regulations promulgated by the Internal Revenue Service with respect thereto. Except as otherwise provided herein, the provisions of this Plan as hereby amended and restated shall apply to all Employees whose Service with the Employer terminates on or after January 1, 1989; provided, however, that the provisions hereof shall not reduce the Accrued Benefit of any Participant as of December 31, 1988.

- ------------------------
End of Article I

       EX-99.1-8



                                 ARTICLE II

                        DEFINITIONS AND CONSTRUCTION

     2.1 DEFINITIONS. For purposes of this Plan, the following definitions shall apply, unless the context clearly indicates otherwise:

            (a) "ACCRUED BENEFIT" means an amount, determined as of any specified date on or before a Participant's Normal Retirement Date, which is equal to:

            (i)  His annual Normal Retirement Pension, as computed under
    Section 6.1(a) of the Plan, but calculated without adjustment for benefits accrued under the Prior Plan under Section 6.6 of the Plan and on the assumption that the Participant continued as an Employee until his Normal Retirement Date, earning the same rate of Compensation that he is earning on the specified date, multiplied by a fraction, the numerator of which is the Participant's years of Benefit Service with the Employer as of the specified date (up to a maximum of thirty (30)), and the denominator of which is the years of Benefit Service with the Employer the Participant would have had had he continued in the employment of the Employer until his Normal Retirement Date (up to a maximum of thirty (30)), except that the amount determined under clause (B) of the second paragraph of Section 6.1(a) shall not be multiplied by such fraction, minus

                  (ii) The amount of the Participant's accrued benefit under the Prior Plan as determined under Section 6.6;

provided, however, that except as provided in Section 6.1(c), regarding transfers involving collective bargaining employees, no Participant shall have an Accrued Benefit until he has completed at least two (2) years of Benefit Service, at which time all years of Benefit Service with the Employer shall be counted in computing the Participant's Accrued Benefit. In addition, except to the extent otherwise provided in regulations promulgated by the Secretary of the Treasury, the term "Accrued Benefit" shall, with respect to benefits attributable to Service before any amendment of this Plan, include any early retirement benefit, retirement-type subsidy (as defined in regulations promulgated by the Secretary of the Treasury), or optional form of benefit. In the case of a retirement-type subsidy, the preceding sentence shall apply only with respect to a Participant who satisfies (either before or after the amendment) the pre-amendment conditions for the subsidy.

Notwithstanding any other provision of the Plan, in no event shall the Accrued Benefit of an ICC Plan Participant be less than the Accrued Benefit of such ICC Plan Participant as of June 30, 1988, under the ICC Plan and in no event shall the Accrued Benefit of a Wescar Plan Participant be less than the Accrued Benefit of such Wescar Plan Participant as of June 30, 1988, under the Wescar Plan.

            (b) "ACT" means the Employee Retirement Income Security Act of 1974, as amended, and any regulations or rulings issued thereunder.

       EX-99.1-9



            (c) "ACTUARIAL EQUIVALENCY" or "ACTUARIALLY EQUIVALENT" means equality in value of the aggregate amounts expected to be received as a benefit from the Plan under different forms of payment, as determined by the Actuary based on an interest assumption of:

                  (i) For purposes of Section 6.7, regarding limitations on benefits, five percent (5%) interest compounded annually and the UP-1984 Mortality Table; and

                  (ii) For all other purposes of the Plan, seven percent (7%) interest compounded annually and the UP-1984 Mortality Table with the age of the Beneficiary, if applicable, set back five (5) years.

            (d)   "ACTUARY" means an enrolled actuary, within the meaning of section 7701(a)(35) of the Code, or a firm of actuaries with which an enrolled actuary is associated, selected by the Administration Committee to provide actuarial services in connection with the administration of the Plan.

            (e) "ADMINISTRATION COMMITTEE" means the Plan Administration Committee as from time to time constituted under Article X hereof.

            (f) "ALTERNATE PAYEE" means any spouse, former spouse, child, or other dependent of a Participant who is recognized by a Domestic Relations Order as having a right to receive all, or a portion of, the benefits payable under the Plan with respect to such Participant.

            (g)   "ANNIVERSARY DATE" means January 1st of each year.

            (h) "ANNUITY CONTRACT" means the annuity contract or contracts purchased to provide the Accrued Benefits under the Prior Plan or the Transway International Corporation Pension Plan as of the date of its termination.

            (i) "ANNUITY STARTING DATE" means the first day of the first month for which an amount is payable to a Participant as an annuity. In the event that an amount is not payable in the form of an annuity, the Annuity Starting Date shall mean the first day on which all events (including the passing of the day on which benefits are scheduled to commence) have occurred which entitle the Participant to his first benefit payment from the Plan.

            (j) "AUTHORIZED LEAVE OF ABSENCE" means any absence authorized by an Employer. An Authorized Leave of Absence shall be granted by an Employer for mandatory service in the Armed Forces of the United States and jury duty. An Authorized Leave of Absence may be granted by an Employer for sickness, accident, vacation, or Disability, or to comply with the Family and Medical Leave Act of 1993, or for other reasons under rules established by the Employer and uniformly applied to all individuals similarly situated.

            (k) "AVERAGE MONTHLY COMPENSATION" means the Compensation of an Employee from the Employer during the five (5) consecutive calendar years within his last ten (10) calendar years of Service with the Employer that yields the highest average; provided, however, that if a Participant received Compensation for a period of less than five (5) calendar years, Average

       EX-99.1-10


Monthly Compensation shall be equal to the Average Monthly Compensation received in the full consecutive calendar years included in the Participant's period of Service with the Employer in which Compensation was received; and provided further that, with respect to an ICC Plan Participant, Compensation prior to 1984 shall be disregarded in determining Average Monthly Compensation.

In calculating the Average Monthly Compensation of a Participant who is employed by a Related Employer that ceases to maintain this Plan, Average Monthly Compensation shall equal the GREATER of:

                  (i) Average Monthly Compensation as calculated above using Compensation as defined in Section 2.1(r) as of the last day that such Related Employer maintained this Plan; or

                  (ii) Average Monthly Compensation as calculated above using Compensation as defined in Section 2.1(r), but assuming that remuneration paid to the Participant by such Related Employer after the date such Related Employer ceased to maintain the Plan is Compensation as defined in
      Section 2.1(r) that shall be used for purposes of calculating such Participant's Average Monthly Compensation.

Notwithstanding the foregoing provisions of this Section 2.1(k), in the event that a Participant participated in the Plan prior to the Effective Date and pursuant to the provisions of the Plan in effect during such period such Participant's Average Monthly Compensation would be greater than his Average Monthly Compensation calculated pursuant to this Section 2.1(k), such Average Monthly Compensation shall be used in lieu of the Participant's Average Monthly Compensation with respect to benefits accrued prior to the Effective Date.

            (l) "BENEFICIARY" means any person or fiduciary designated pursuant to Section 8.4 by a Participant or a Former Participant who is or may become entitled to receive benefits hereunder following the death of such Participant or Former Participant.

            (m) "BENEFIT SERVICE" means the years of Service included in the determination of the amount of a Participant's Accrued Benefit, determined in accordance with Section 6.1(b).

            (n) "BOARD OF DIRECTORS" means the Board of Directors of the Company, or any committee appointed by the Board of Directors and serving at the pleasure of such Board of Directors which is given authority to exercise some or all of the powers of such Board of Directors with respect to the Plan and the Trust.

            (o) "BREAK IN SERVICE" means, with respect to periods of time prior to January 1, 1986, for Participants other than ICC Plan Participants, any One Year Period of Severance (within the meaning of the Prior Plan or the Wescar Plan, whichever is applicable) and, with respect to periods of time on and after January 1, 1986, and with respect to all periods of time for ICC Plan Participants, any Plan Year during which an Employee or Participant does not complete more than five hundred (500) Hours of Service.

       EX-99.1-11


            (p) "CODE" means the Internal Revenue Code of 1986, as amended, and any regulations or rulings issued thereunder.

            (q) "COMPANY" means Great Dane Trailers, Inc., a Georgia corporation.

            (r) "COMPENSATION" means, for purposes of determining a Participant's Monthly Compensation under Section 2.1(ss):

                  (i) With respect to each eligible exempt salaried Employee except salesmen, the monthly salary rate in effect at the end of a Plan Year times twelve (12) plus any bonus, incentive compensation, or overtime earned during the Plan Year;

                  (ii) Except as provided in Section 2.1(r)(iv), with respect to each non-exempt hourly Employee, the hourly service rate in effect at the end of a Plan Year times two thousand eighty (2,080) plus any overtime earned during the Plan Year;

                  (iii) With respect to each salesman, basic cash compensation including commissions, overtime, bonus or any special commission paid to each such salesman during the Plan Year; or

                  (iv) With respect to Employees who are not Highly Compensated Employees and whose primary compensation is based on mileage driven, wages reported on Form W-2, Wage and Tax Statement, for the Plan Year.

However, any deferred compensation, compensation resulting from the exercise of stock options and amounts contributed by the Employer under its monthly investment program shall not be included in "Compensation." The term "Compensation" for purposes of Section 2.1(ss) shall also include any Employer Contributions made pursuant to Participant elections to cash or deferred compensation plan described under section 401(k) of the Code and to a cafeteria plan described under section 125 of the Code.

For purposes of Section 6.7 regarding the limitations on benefits under section 415 of the Code, "Compensation" shall mean a Participant's earned income, wages, salaries, fees for professional service and other amounts received for personal services actually rendered in the course of employment with the Employer (including, if applicable, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits and reimbursements or other expenses under a nonaccountable plan (as described in section 1.62-2(c) of the Code)) and excluding the following:

            (i) Employer contributions to a plan of a deferred compensation to the extent that, before the application of the section 415 limits to that plan, the contributions are not included in gross income of a Participant for the taxable year in which contributed;

       EX-99.1-12


            (ii) Employer contributions on behalf of the Participant to a simplified employee pension plan described in section 408(k) of the Code, to the extent such contributions are not considered as Compensation for the taxable year in which contributed; and

                 (iii) Any distributions from a plan of deferred compensation whether or not includable in the gross income of the Participant when distributed;

                  (iv) Amounts realized from the exercise of a non-qualified stock option;

                  (v) When restricted stock (or property) held by the Participant becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

                  (vi) Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and

            (vii) Other amounts that receive special tax benefits, such as premiums for group-term life insurance (but only to the extent that the premiums are not includable in the gross income of the Participant) or contributions made by the Employer (whether or not under a salary reduction agreement) towards the purchase of an annuity contract under section 403(b) of the Code (whether or not the contributions are excludable from the gross income of the Participant).

For all purposes under the Plan, "Compensation" shall exclude amounts in excess of the limitation prescribed in section 401(a)(17) of the Code. In applying such limitations, the fresh start rules set forth in section 401(a)(4) and section 401(a)(17) of the Code shall be applied, in the manner prescribed by such Code sections. Notwithstanding the foregoing, the Accrued Benefit of a Participant determined in accordance with this paragraph shall not be less than the Accrued Benefit determined on May 31, 1989, without regard to this paragraph. In addition, in accordance with Treasury Regulation section 1.401(a)(4)-13(c)(5)(i), the Accrued Benefit of a Participant who is an Employee of the Employer and, thus, an active Participant shall be increased to reflect increases in the limitation prescribed by section 415 of the Code and
Section 6.7 of the Plan.

"Compensation" for any Limitation Year is the Compensation actually paid or includable in gross income during such year.

            (s) "CREDITED INTEREST" means interest credited on Participant contributions, compounded annually, from the end of the Plan Year in which the Participant's contributions were made to the date with respect to which interest is calculated, determined as follows:

                  (i) For Plan Years prior to July 1, 1976, at the rate of three and one-half percent (3-1/2%) per annum;

       EX-99.1-13


                  (ii) For Plan Years beginning on or after July 1, 1976, at the rate of five percent (5%) per annum or such other rate as shall be required by section 411(c)(2) of the Code.

            (t) "DEFERRED VESTED PENSION" means a Pension payable to a Participant who satisfies the requirements of Section 5.4.

            (u) "DISABILITY" means a physical or mental condition that totally and presumably permanently prevents an individual from engaging thereafter in any occupation or employment (except rehabilitation employment approved by the Administration Committee) for which he is reasonably fitted by training, education or experience. The Administration Committee shall have the sole responsibility and right to determine whether Disability exists, and for such purpose may appoint a physician or clinic to render a medical examination and report to the Administration Committee.

            (v) "DOMESTIC RELATIONS ORDER" means any judgment, decree, or order (including one that approves a property settlement agreement) that relates to the provision of child support, alimony payments, or marital property rights to a spouse, former spouse, child, or other dependent of a Participant and is rendered under a state (within the meaning of section 7701(a)(10) of the Code) domestic relations law (including a community property law).

            (w) "EARLY RETIREMENT DATE" means, in the case of a Participant who has satisfied the requirements for an Early Retirement Pension and whose Retirement occurs prior to his Normal Retirement Date and in accordance with
Section 5.2, the date the Participant's Retirement commences in accordance with Sections 2.1(mmm) and 5.2.

            (x) "EARLY RETIREMENT PENSION" means a Pension payable to a Participant who satisfies the requirements of Section 5.2.

            (y)   "EFFECTIVE DATE" means January 1, 1989.

            (z) "ELIGIBLE EMPLOYEE" means an Employee who is not included in a unit of Employees covered by an agreement that the Secretary of Labor finds to be a collective bargaining agreement between employee representatives and the Employer, if there is evidence that retirement benefits were the subject of good faith bargaining between such employee representatives and the Employer, unless the Employees of such units are eligible to participate in the Plan pursuant to their respective collective bargaining agreements. Notwithstanding the preceding, a leased employee described in Section 2.1(bb) of the Plan shall not be treated as an Eligible Employee.

            (aa) "ELIGIBLE SPOUSE" means a Participant's spouse to whom the Participant has been married throughout the one (1) year period ending on the earlier of (1) the Participant's Annuity Starting Date or (2) the date of the Participant's death; provided, however, that if a Participant marries within one (1) year before the Annuity Starting Date and the Participant and the Participant's spouse in such marriage have been married for at least one (1) year period ending on or before the date of the Participant's death, such Participant and such spouse shall be

       EX-99.1-14


treated as having been married throughout the one (1) year period ending on the Participant's Annuity Starting Date.

            (bb) "ELIGIBILITY SERVICE" means the years of Service that are included in the determination of an Employee's eligibility and continued eligibility to participate herein, determined in accordance with the provisions of Section 3.2.

            (cc) "EMPLOYEE" means any person on the payroll of the Company and any person on the payroll of the Employer who is an ICC Plan Participant or a Wescar Plan Participant whose wages from the Employer are subject to withholding for purposes of Federal income taxes. In addition, the term "Employee" shall mean any leased employee (within the meaning of section 414(n)(2) of the Code) that section 414(n)(2) of the Code requires the Employer to treat as an employee.

            (dd) "EMPLOYEE ACCRUED BENEFIT" means that portion of an ICC Plan Participant's Accrued Benefit that is derived from his Participant Contributions, which contributions ceased with respect to all ICC Plan Participants with the last paycheck received prior to September 1, 1984. The Employee Accrued Benefit of an ICC Plan Participant as of any applicable date is an annual benefit, in the form of a single life annuity (without ancillary benefits) commencing at Normal Retirement Age equal to the product of:

                  (i) The Participant's total Participant Contributions made by such Participant as of the applicable date plus Credited Interest from the end of the Plan Year when paid to the date on which the Participant would attain Normal Retirement Age, multiplied by

            (ii) The appropriate conversion factor determined pursuant to rules and regulations promulgated under section 411(c)(2)(b)(ii) of the Code.

Notwithstanding any of the foregoing, the Participant's Employee Accrued Benefit shall not exceed the greater of:

                  (i)   The Participant's Accrued Benefit under the Plan, or

                  (ii) The amount determined above, excluding from such determination all Credited Interest.

Furthermore, if a Participant's benefit hereunder is payable in any form other than a single life annuity (without ancillary benefits) commencing at Normal Retirement Age, such Participant's Employee Accrued Benefit shall be the Actuarial Equivalent of an annual benefit payable in such form and commencing at such time. A Participant shall always be one hundred percent (100%) Vested in his Employee Accrued Benefit.

            (ee) "EMPLOYER" means the Company and any Related Employer that duly joins in the Plan with the approval of the Company as provided in Article XVI hereof.

       EX-99.1-15


            (ff) "EMPLOYER ACCRUED BENEFIT" means that portion of a Participant's Accrued Benefit that is derived from Employer contributions. The Employer Accrued Benefit of a Participant is equal to the excess of the Participant's Accrued Benefit over his Employee Accrued Benefit.

            (gg) "EMPLOYMENT COMMENCEMENT DATE" means the date on which an Employee first performs an Hour of Service for the Employer, a Related Employer, or a controlled group member. In the case of an Employee who has terminated Service and subsequently resumed Service, but not as a Re-Employed Employee, "Employment Commencement Date" shall mean the date he first performs an Hour of Service following his termination of Service.

            (hh) "FISCAL YEAR" means the Employer's taxable year for Federal income tax purposes.

            (ii) "FORFEITURE" means the portion of a Participant's Accrued Benefit that does not become a part of the Participant's Vested Accrued Benefit when his Service with the Employer terminates and the Participant incurs an aggregate of five (5) or more consecutive Breaks in Service and can no longer return to Service as a Re-Employed Employee for Vesting purposes.

            (jj) "FORMER PARTICIPANT" means any individual, other than a Re-Employed Employee, who has been a Participant hereunder, but whose Service with the Employer has been terminated and who has not received the entire benefit to which he is entitled under the Plan.

            (kk) "HIGHLY COMPENSATED EMPLOYEE" means an Employee, a former Employee who separated from service prior to the beginning of the Plan Year and who was a Highly Compensated Employee for either (i) the Employee's year of separation from service or (ii) any Plan Year ending on or after the Employee's fifty-fifth (55th) birthday, or an Employee of a Related Company, who during the current Plan Year or the preceding Plan Year:

            (i) Was at any time a five percent (5%) owner of the Company or a Related Company (as defined in section 416(i)(1) of the Code);

                  (ii) Received "compensation" from the Company or a Related Company in excess of Seventy-five Thousand Dollars ($75,000) (as adjusted pursuant to rulings or regulations issued by the Secretary of the Treasury);

                  (iii) Received "compensation" from the Company or a Related Company in excess of Fifty Thousand Dollars ($50,000) (as adjusted pursuant to rulings or regulations issued by the Secretary of the Treasury) and was in the top twenty percent (20%) of Employees of the Company and all Related Companies when ranked on the basis of "compensation" paid during such Plan Year; or

                  (iv) Was at any time an officer of the Company or a Related Company and received "compensation" greater than fifty percent (50%) of the amount in effect under section 415(b)(1)(A) of the Code.

       EX-99.1-16


However, notwithstanding the above, an Employee described in paragraphs (ii),
(iii), or (iv) of this Section 2.1(kk) shall not be treated as a Highly Compensated Employee for the current Plan Year unless such Employee is a member of the group consisting of the one hundred (100) Employees of the Company and all Related Companies paid the greatest "compensation" during the current Plan Year (the "Top Paid Group").

For purposes of determining the number of Employees in the Top Paid Group for a Plan Year, the following Employees, as described in sections 414(q)(8) and (11) of the Code, shall be excluded:

                  (i)   Those who have not completed six (6) months of service;

                  (ii) Those who normally work less than seventeen and one-half (17-1/2) hours per week;

                  (iii) Those who normally work during not more than six (6) months during any year;

                  (iv)  Those who have not attained age twenty-one (21);

                  (v)   Those subject to a collective bargaining agreement; and

                  (vi) Nonresident aliens who receive no earned income from sources within the United States.

The Administration Committee shall determine whether an Employee is an officer for purposes of this Section 2.1(kk) based on the responsibilities of the Employee with the Company or a Related Company. Of those Employees determined to be officers, no more than fifty (50) Employees (or, if less, the greater of three (3) Employees or ten percent (10%) of the Employees, excluding all Employees described in section 414(q)(8) and (11)) of the Code shall be treated as officers for purposes of this Section 2.1(kk). Further, if no officer receives the level of "compensation" described in paragraph (iv) of this
Section 2.1(kk), the highest paid officer of the Company and all Related Companies shall be treated as a Highly Compensated Employee described in paragraph (iv) of this Section 2.1(kk).

If any individual is a member of the family of a five percent (5%) owner or of a Highly Compensated Employee in the group consisting of the ten (10) Highly Compensated Employees paid the greatest "compensation" during the Plan Year, then:

                  (i) Such individual shall not be considered a separate Employee; and

            (ii) Any "compensation" paid to such individual and the Employer or Employee contributions made on behalf of such individual shall be treated as if it were paid to or on behalf of the five percent (5%) owner or Highly Compensated Employee.

       EX-99.1-17


For purposes of the immediately preceding sentence, the term "family" means, with respect to any Employee, such Employee's spouse and lineal descendants and the spouses of such lineal descendants.

The term "compensation" for purposes of this Section 2.1(kk) shall mean compensation as defined for purposes of Section 6.7 of the Plan, determined without regard to section 125 of the Code (regarding contributions to a cafeteria plan), section 402(a)(8) of the Code (regarding contributions to a section 401(k) plan) and 402(h)(1)(b) of the Code (regarding contributions to a simplified employee pension plan), and in the case of employer contributions made pursuant to a salary reduction agreement, without regard to section 403(b) (regarding annuity contracts).

            (ll) "HOUR OF SERVICE" means each hour for which an Employee or Participant is either directly or indirectly paid or entitled to payment by the Employer for the performance of duties or for reasons (such as vacation, holiday, sickness, incapacity, layoff, jury duty, military duty, or leave of absence) other than for the performance of duties (irrespective of whether the employment relationship has terminated), and each hour for which back pay, irrespective of mitigation of damages, has been awarded to the Employee or Participant or agreed to by the Employer. An Employee or Participant shall be credited with ten (10) Hours of Service per day, if compensated on a daily basis, forty-five (45) Hours of Service per week, if compensated on a weekly basis, ninety-five (95) Hours of Service per semi-monthly period, if compensated on a semi-monthly basis, or one hundred and ninety (190) Hours of Service per month, if compensated on a monthly basis, if during any of such periods the Employee or Participant is entitled to be credited with one Hour of Service pursuant to the preceding sentence.

The number of Hours of Service to be credited to an Employee or Participant because of his being entitled to payment for reasons other than for the performance of duties shall be determined in accordance with section 2530.200b-2(b) of the Department of Labor Regulations. Notwithstanding the preceding sentence and subject to the following sentence, not more than five hundred and one (501) Hours of Service shall be credited to any Employee or Participant for any single, continuous period during which the Employee or Participant performs no duties. In addition, an hour of service performed for a Related Employer that if performed for the Employer would be an Hour of Service and any hour with respect to a Related Employer that would be an Hour of Service if it were creditable pursuant to this Section 2.1(ll) with respect to the Employer shall be considered an Hour of Service performed for the Employer.

The Administration Committee shall credit Hours of Service with respect to any Employee or Participant in the following manner:

            (i) Hours of Service for which an Employee or Participant is either directly or indirectly paid or entitled to payment by the Employer for the performance of duties shall be credited to the applicable computation period in which the Employee performs the duties.

            (ii) Hours of Service for which an Employee or Participant is either directly or indirectly paid or entitled to payment by the Employer for reasons (such as

       EX-99.1-18


      vacation, holiday, sickness, incapacity, layoff, jury duty, military duty, or leave of absence) other than for the performance of duties shall be credited as follows:

                (A) If payment for such Hours of Service is calculated on the basis of units of time (such as hours, days, weeks, or months), such Hours of Service shall be credited to the applicable computation period or periods in which the period during which no duties are performed occurs, beginning with the first unit of time to which the payment relates.

                (B) If payment for such Hours of Service is not calculated on the basis of units of time, such Hours of Service shall be credited to the applicable computation period in which the period during which no duties are performed occurs, or, if the period during which no duties are performed extends beyond one computation period, such Hours of Service shall be allocated between not more than the first two computation periods on any reasonable basis which is consistently applied.

                  (iii) Hours of Service for which back pay has been awarded to an Employee or Participant or agreed to by the Employer shall be credited to the computation period in which the award or the agreement pertains rather than to the computation period in which the award, agreement, or payment is made.

The Administration Committee shall credit Hours of Service under only one (1) of the immediately preceding paragraphs (i), (ii) and (iii).

Solely for purposes of: (i) computing a Participant's Vesting Service under
Section 5.4, and (ii) determining whether an Employee or Participant has incurred a Break in Service, an Employee or Participant shall be credited with eight (8) hours for each day to a maximum of forty (40) hours per week that the Employee or Participant is on any unpaid Authorized Leave of Absence. In no event shall hours credited under the preceding sentence be counted as Hours of Service for purposes of computing a Participant's Accrued Benefit. In addition, an Employee or Participant who incurs a Parental Absence commencing on or after the first day of the first Plan Year beginning after December 31, 1984, shall be treated as an Employee or Participant on an Authorized Leave of Absence for purposes of the first sentence of this paragraph; provided, however, that Hours of Service credited to an Employee or Participant as a result of a Parental Absence shall be credited only in the year in which such Parental Absence commences unless such Employee or Participant would not have incurred a Break in Service during such year without being credited with Hours of Service for such Parental Absence, in which case, such Hours of Service shall be credited for the year immediately following the year in which the Parental Absence commences. For purposes of the immediately preceding sentence, the term "year" shall mean the periods of computation used hereunder to determine an Employee's or Participant's years of Service for purposes of eligibility and vesting. The Hours of Service to

       EX-99.1-19


be credited in connection with such Parental Absence shall be the Hours of Service that otherwise would normally have been credited to the Employee or Participant but for such absence, or in any case in which the Administration Committee is unable to determine the number of Hours of Service that would otherwise normally have been credited to such Employee or Participant, eight
(8) Hours of Service per day of absence, provided that the total number of hours so treated as Hours of Service for any period of Parental Absence shall not exceed five hundred and one (501) Hours of Service.

The Administration Committee shall resolve any ambiguity with respect to the crediting of Hours of Service in favor of the affected Employee.

            (mm) "ICC PLAN" means the Amended and Restated International Controls Corp. Pension Plan as in effect on June 30, 1988.

            (nn) "ICC PLAN PARTICIPANT" means a Participant who was a participant under the Amended and Restated International Controls Corp. Pension Plan as of June 30, 1988, and who performed services for, or was otherwise actively employed by International Controls Corp. on such date. Effective January 1, 1992, an ICC Plan Participant who is not an Employee of the Company shall not be credited with any additional Years of Benefit Service as defined in section 6.1(b).

            (oo)  "INVESTMENT MANAGER" means a person:

                  (i) Who has the power to manage, acquire, or dispose of any asset of the Trust;

                  (ii) Who is a registered investment advisor under the Investment Advisors Act of 1940, a bank as defined in the Investment Advisors Act of 1940, or an insurance company qualified to perform services described in subsection (i) of this Section 2.1(oo) under the laws of more than one state; and

                  (iii) Has acknowledged in writing that it is a fiduciary with respect to the Plan.

            (pp) "LATE RETIREMENT DATE" means, in the case of a Participant whose Retirement occurs after his Normal Retirement Date, the date the Participant's Retirement commences as provided in Section 2.1(mmm).

            (qq) "LATE RETIREMENT PENSION" means a Pension payable to a Participant who is eligible for a Pension and whose Retirement is on his Late Retirement Date.

            (rr) "LIMITATION YEAR" means the Plan Year or such other consecutive twelve (12) month period designated by the Board of Directors of the Company.

            (ss) "MONTHLY COMPENSATION" means the total Compensation paid to the Participant by the Employer during the month, excluding amounts contributed by the Employer

       EX-99.1-20


under its monthly investment plan program, if any. In determining Monthly Compensation, the amount of decreases in base salary (I.E., salary exclusive of bonuses, overtime pay, incentive compensation, commissions, and any other special or supplemental remuneration) after the attainment of age sixty (60) shall be disregarded and shall be treated as if actually paid for purposes of determining the benefit payable to a Participant, other than an ICC Plan Participant. The amount of decreases in Monthly Salary after attainment of age sixty (60) shall be taken into account, without regard to when such decrease occurred, in determining Monthly Compensation for ICC Plan Participants. For purposes of this Section 2.1(ss), a bonus paid after the end of the calendar year to which it relates shall be considered paid in December of that year.
For purposes of service in the Armed Forces credited as Benefit Service under
Section 6.1(b), "Monthly Compensation" means an amount equal to the Monthly Compensation paid to the Participant by the Employer for the last month preceding his entry into the Armed Forces.

            (tt)  "NORMAL RETIREMENT AGE" means age sixty-five (65).

            (uu) "NORMAL RETIREMENT DATE" means, in the case of a Participant who attains Normal Retirement Age on the first day of a month, the first day of such month, and in the case of any other Participant, the first day of the first month following the day the Participant attains Normal Retirement Age.

            (vv) "NORMAL RETIREMENT PENSION" means the Pension payable to a Participant who satisfies the requirements of Section 5.1.

            (ww) "PARENTAL ABSENCE" means any period of absence from the active Service of the Employer:

                  (i)   By reason of the pregnancy of the Employee;

                  (ii)  By reason of the birth of a child of the Employee;

                  (iii) By reason of the placement of a child with the Employee in connection with the adoption of such child by the Employee; or

                  (iv) For purposes of caring for such child for a period beginning immediately following such birth or placement.

            (xx) "PARTICIPANT" means any Employee or former Employee of the Employer who has satisfied the eligibility requirements for participation and has an Accrued Benefit under the Plan, including a Former Participant.

            (yy) "PARTICIPANT CONTRIBUTIONS" means the contributions, if any, made by an ICC Plan Participant pursuant to Article II, Section 1, and Article X of the International Controls Corp. Pension Plan as in effect on June 30, 1984.

       EX-99.1-21


            (zz) "PENSION" means a series of monthly amounts which are payable to a person who is entitled to receive benefits under the Plan.

            (aaa) "PLAN" means the Retirement Plan for Great Dane Trailers, Inc., as embodied herein and as amended from time to time.

            (bbb) "PLAN ENTRY DATE" means the first day of January or July coincident with or next following the date on which an Eligible Employee completes requirements of Section 3.1.

            (ccc) "PLAN YEAR" means the twelve (12) consecutive month period beginning each January 1st and ending on the subsequent December 31st.

            (ddd) "PRIMARY SOCIAL SECURITY BENEFIT" means the Social Security benefit payable to a Participant at age sixty-five (65) under the federal Social Security Act as in effect on the earliest of:

                  (i)   His actual Retirement;

                  (ii)  His Normal Retirement Date;

                  (iii) His termination of Service;

                  (iv)  His death; or

                  (v) His date of Disability, as determined by the Administration Committee without regard for any reduction or loss of benefits which may result because of other income, delay in making application, or any other reason.

Notwithstanding the foregoing:

                  (i) If a Participant terminates Service prior to having satisfied the eligibility requirements for early retirement, as specified in Section 5.2, his Primary Social Security Benefit shall be computed assuming continuation of his Compensation until his Normal Retirement Date at the rate in effect immediately before such termination;

                  (ii) If a Participant terminates Service coincident with or subsequent to having satisfied the eligibility requirements for early retirement, his Primary Social Security Benefit shall be computed by assuming that the Participant will not receive any income after such Retirement which would be treated as wages for purposes of the Social Security Act; and

                  (iii) If a Participant terminates Service after his Normal Retirement Date, his Primary Social Security Benefit shall be the benefit payable at age sixty-five (65), computed assuming that the Participant receives no income after his sixty-fifth (65th) birthday.

       EX-99.1-22


A Participant's Primary Social Security Benefit shall be determined by use of his actual wage history to the extent readily available. If such history is incomplete, the missing portion shall be determined by assuming that his wages increased in accordance with the yearly average percentage increases in average wages as published by the federal Social Security Administration. Each Participant for whom any estimated wages are used shall be notified of his right to supply an actual wage history. Any such actual wage history must be provided by the Participant within the time and in the manner prescribed by the Administration Committee. If such actual history is supplied, it shall be used in lieu of the estimated wages.

            (eee) "PRIOR PLAN" means the Great Dane Trailers, Inc. Retirement Plan as in effect on the date immediately prior to January 1, 1986.

            (fff) "QUALIFIED DOMESTIC RELATIONS ORDER" means a Domestic Relations Order entered on or after January 1, 1985, that:

                  (i) Creates or recognizes the existence of an Alternate Payee's right to, or assigns to an Alternate Payee the right to, receive all or a portion of the benefits payable with respect to a Participant under the Plan;

                  (ii) Does not require the Plan to provide any type or form of benefit, or any option, not otherwise provided under the Plan;

                  (iii) Does not require the Plan to provide increased benefits (determined on the basis of actuarial value);

                  (iv) Does not require the payment of benefits to an Alternate Payee that are required to be paid to another Alternate Payee under another order previously determined to be a Qualified Domestic Relations Order; and

                  (v)   That clearly specifies:

                  (a) The name and last known mailing address (if any) of the Participant and the name and mailing address of each Alternate Payee covered by the order;

                  (b) The amount or percentage of the Participant's benefits to be paid by the Plan to each such Alternate Payee, or the manner in which such amount or percentage is to be determined;

                  (c) The number of payments or payment period to which such order applies; and

                  (d) Specifically specifies that it is applicable with respect to this Plan.

       EX-99.1-23


In the case of any payment before a Participant has separated from Service, a Domestic Relations Order will not be treated as failing to be a Qualified Domestic Relations Order solely because such order requires the payment of benefits be made to an Alternate Payee:

                  (i) On or after the date on which the Participant attains (or would have attained) earliest retirement age (within the meaning of section 414(p)(4)(b) of the Code) under the Plan;

                  (ii) As if the Participant had retired on the date on which payment is to commence under such order (taking into account only the present value of benefits actually accrued as of such date and not taking into account the present value of any Employer subsidy for early retirement); and

            (iii) In any form in which such benefits may be paid under the Plan to the Participant (other than in the form of a joint and survivor annuity with respect to the Alternate Payee and his or her subsequent spouse).

In addition, the Administration Committee shall treat any Domestic Relations Order entered prior to January 1, 1985, as a Qualified Domestic Relations Order if the Administration Committee is paying benefits pursuant to such order on such date and the Administration Committee may treat any other Domestic Relations Order entered prior to January 1, 1985, as a Qualified Domestic Relations Order even if such order does not satisfy the requirements of this
Section 2.1(fff).

            (ggg) "QUALIFIED JOINT AND SURVIVOR ANNUITY" means a Pension payable in accordance with the provisions of Section 7.1(b).

            (hhh) "QUALIFIED PRE-RETIREMENT SURVIVOR ANNUITY" means a Pension payable in accordance with the provisions of Section 7.4.

            (iii) "RE-EMPLOYED EMPLOYEE" means:

                  (i) PARTICIPATION: For purposes of determining an Employee's eligibility to participate under Article III, an Eligible Employee who previously separated from Service with the Employer or a Related Employer:

                        (a) With any vested interest in his Employer Accrued Benefit; or

                        (b) Without a vested interest in his Employer Accrued Benefit, but who resumes Service before his number of consecutive One Year Periods of Severance (within the meaning of Article I of the Prior Plan) exceeds five (5), his consecutive Breaks in Service exceeds five (5) or the sum of his consecutive One Year Periods of Severance and Breaks in Service exceeds five (5).

       EX-99.1-24


            (ii) VESTING: For purposes of determining a Participant's Vested Accrued Benefit under Articles V and VI, an Employee who has previously separated from Service with the Employer or a Related Employer:

                        (A) With any vested interest in his Employer Accrued Benefit; or

                        (B) Without a vested interest in his Employer Accrued Benefit, but who resumes Service before his number of consecutive One Year Periods of Severance (within the meaning of Article I of the Prior Plan) exceeds five (5), his consecutive Breaks in Service exceeds five (5) or the sum of his consecutive One Year Periods of Severance and Breaks in Service exceeds five (5).

                  (iii) BENEFIT SERVICE: For purposes of determining the amount of a Participant's Normal Retirement Pension under Section 6.1, an Employee who has previously separated from Service with the Employer or a Related Employer

                (A) With any vested interest in his Accrued Benefit or an employer accrued benefit under a Related Plan; or

                        (B) Without a vested interest in his Employer Accrued Benefit, but who resumes Service before his number of consecutive One Year Periods of Severance (within the meaning of Article I of the Prior Plan) exceeds five (5), his consecutive Breaks in Service exceeds five (5) or the sum of his consecutive One Year Periods of Severance and Breaks in Service exceeds five (5).

            (jjj) "RELATED EMPLOYER" means any business entity that is, along with the Company:

                  (i) A member of a controlled group of corporations (as defined in section 414(b) of the Code, with such section being modified, for purposes of Section 6.5, in accordance with section 415(h) of the
      Code);

                  (ii) A member of a group of trades or businesses (whether or not incorporated) that are under common control (within the meaning of section 414(c) of the Code, with such section being modified, for purposes of Section 6.5, in accordance with section 415(h) of the Code); or

                  (iii) A member of an affiliated service group (within the meaning of section 414(m) of the Code).

            (kkk) "RELATED PLAN" means any other defined benefit plan (as defined in section 415(k) of the Code) maintained by a Related Employer.

            (lll) "REQUIRED COMMENCEMENT DATE" means the April 1st of the calendar year following the later of:

       EX-99.1-25


                  (i) The calendar year in which the Participant attains age seventy and one-half (70-1/2); or

                  (ii) The calendar year in which the Participant retires; provided, however, that if the Participant is a five-percent (5%) owner (as defined in Section 17.2(f)), clause (ii) of this Section 2.1(lll) shall not apply.

Further, in the case of a Participant who becomes a five-percent (5%) owner (as defined in Section 17.2(f)) in a year after the year in which the Participant attains age seventy and one-half (70-1/2), such Participant's Required Commencement Date shall be the April 1 of the calendar year following the calendar year in which the Participant becomes such a five-percent (5%) owner.

            (mmm) "RETIREMENT" means the termination of Service for reasons other than death after a Participant has fulfilled the requirements for a Normal
Retirement Pension or Early Retirement Pension. Retirement shall be considered as commencing on the day immediately following a Participant's last day of Service.

            (nnn) "SINGLE LIFE ANNUITY" means a Pension payable in accordance with the provisions of Section 7.1(a).

            (ooo) "SERVICE" means, from and after January 1, 1986, any period of time the Employee is in the employ of the Employer, including any period the Employee is on Authorized Leave of Absence; provided, however, that an Employee who is on an Authorized Leave of Absence shall not be credited with Benefit Service during such leave of absence unless required by law. An Employee's Service performed prior to January 1, 1986, shall be determined in accordance with the provisions of the applicable Prior Plan as it existed on the day immediately preceding January 1, 1986.

            (ppp) "SOCIAL SECURITY RETIREMENT AGE" means the age used as the retirement age under section 216(l) of the Social Security Act, except that such section shall be applied without regard to the age increase factor, and as if the early retirement age under section 216(l)(2) of such Act were sixty-two
(62).

            (qqq) "TERMINATION DATE" means the date on which a Participant terminates Service with the Employer, other than by death or Retirement.

            (rrr) "TRUST" means the Retirement Trust for Great Dane Trailers, Inc. established to hold, administer and invest the contributions made under the Plan, other than contributions invested in or through insurance contracts or policies (other than life, health or accident, property, casualty, or liability insurance contracts) issued by an insurance company qualified to do business in a state (within the meaning of section 7701(a)(10) of the Code).

            (sss) "TRUST AGREEMENT" means the agreement between the Company and the Trustee or any successor Trustee establishing the Trust and specifying the duties of the Trustee.

       EX-99.1-26


            (ttt) "TRUSTEE" means the persons or entities from time to time appointed by the Board of Directors to act in the fiduciary capacity of trustee under the Trust Agreement.

            (uuu) "TRUST FUND" means all property of every kind held or acquired by the Trustee under the Trust Agreement.

            (vvv) "VALUATION DATE" means the last day of each Plan Year.

            (www) "VESTING" or "VESTED" means the percentage of a Pension benefit to which a Participant would be entitled at any given time if he, at that time, were to terminate his Service with the Employer, determined in accordance with Article V hereof. Any Participant who has completed five (5) years of Vesting Service (within the meaning of Section 5.4) shall be one-hundred percent (100%) Vested in his Employer Accrued Benefit.

            (xxx) "VESTING SERVICE" means the years of Service included in the determination of a Participant's Vested Accrued Benefit, determined in accordance with Sections 5.4 and 5.5.

            (yyy) "WESCAR PLAN" means the Retirement Plan for Wescar Freight System, Inc. as in effect on June 30, 1988.

            (zzz) "WESCAR PLAN PARTICIPANT" means a Participant who was a participant under the Retirement Plan for Wescar Freight System, Inc. as of June 30, 1988, and who performed services for, or was otherwise actively em-ployed by Wescar Freight System, Inc. or Transway Intermodal System, Inc. on such date.

      2.2 SERVICE FOR PREDECESSOR EMPLOYER. If the Employer maintains the plan of a predecessor employer, the Plan shall treat service of the Employee with the predecessor employer as Service with the Employer. If the Employer does not maintain the plan of a predecessor employer, then the Plan shall treat service of the Employee with the predecessor employer as Service with the Employer only to the extent prescribed by the Treasury Regulations issued under section 414(a)(2) of the Code.

      2.3 WORD USAGE. Except when otherwise indicated by the context, any masculine terminology used herein also includes the feminine and neuter, and vice versa, and the definition of any term herein in the singular shall also include the plural, and vice versa. The words "hereof", "herein", "hereunder", and other similar compounds of the word "here" shall mean and refer to the entire Plan and not to any particular provision or section. All references to Sections and Articles shall mean and refer to Sections and Articles contained in this Plan unless otherwise indicated.

      2.4 CALCULATION OF TIME. In determining time periods within which an event or action is to take place for purposes of the Plan, no fraction of a day shall be considered, and any act, the performance of which would fall on a Saturday, Sunday, holiday or other non-business day, may be performed on the next following business day.

       EX-99.1-27


      2.5 CONSTRUCTION. It is the intention of the Employers (a) that the Plan be qualified under the provisions of sections 401(a) and 501(a) of the Code and Act and all provisions hereof shall be construed to that result, and
(b) that the provisions of the Plan, as amended and restated hereby, shall apply only to a Participant who effectively terminates Service on or after the Effective Date.


- ------------------------
End of Article II

       EX-99.1-28


                                 ARTICLE III

                        ELIGIBILITY AND PARTICIPATION

      3.1 ELIGIBILITY. Each Eligible Employee who was a Participant in the Prior Plan on the day immediately preceding the Effective Date shall become a Participant in this Plan as of the Effective Date. Each other Eligible Employee who is an Eligible Employee on his Employment Commencement Date shall become a Participant in the Plan on the Plan Entry Date (if he is employed by an Employer on that date) that coincides with or immediately follows his completion of one (1) year of Eligibility Service and the attainment of age twenty-one (21). An Employee who becomes an Eligible Employee after his Employment Commencement Date shall become a Participant in the Plan on the LATER of:

            (a) The date he performs his first Hour of Service as an Eligible Employee; or

        (b) The date his participation would have commenced if he had been an Eligible Employee for the entire period commencing on his Employment Commencement Date and ending on the date he performs his first Hour of Service as an Eligible Employee.

Notwithstanding the foregoing provisions of this Section 3.1, effective January 1, 1992, an Eligible Employee who is an ICC Plan Participant or a Wescar Plan Participant shall cease to accrue Benefit Service hereunder for any period of Service as an Employee of any Employer other than the Company.

      3.2 YEARS OF ELIGIBILITY SERVICE. For purposes of determining an Employee's Employment Commencement Date for purposes of the second to last sentence of Section 3.1, in the case of an Employee who separates from Service and who resumes Service, but not as a Re-Employed Employee, such Employee's Employment Commencement Date shall mean the date on which the Employee first performs an Hour of Service for the Employer following the close of the period in which the Employee last incurred a Break in Service. For purposes of determining when an Employee is a Re-Employed Employee, an Employee whose Employment Commencement Date is on or after January 1, 1986, shall be credited with one (1) year of Eligibility Service if he completes not less than one thousand (1,000) Hours of Service during the twelve (12) consecutive month period beginning with his Employment Commencement Date and for each Plan Year, commencing with the Plan Year that includes the first anniversary of his Employment Commencement Date, during which he completes at least one thousand (1,000) Hours of Service. Each Employee whose Employment Commencement Date was prior to the January 1, 1986, shall be credited, with respect to Service prior to January 1, 1986, with one (1) year of Eligibility Service for each twelve
(12) month Period of Service (within the meaning of Section 1.24 of the Prior
Plan) to which the Employee is or would be entitled to under the terms of the Prior Plan as in effect immediately prior to the January 1, 1986, with any fractional part of a twelve (12) month Period of Service to which an Employee is so entitled being deemed a whole year of Eligibility Service and, with respect to Service on or after January 1, 1986, with one (1) year of Eligibility Service for each Plan Year during which he completes not less than

       EX-99.1-29


one thousand (1,000) Hours of Service. In the case of an Employee who separates from Service and who resumes Service, but not as a Re-Employed Employee, years of Eligibility Service credited for Service performed prior to his resumption of Service shall be disregarded. In addition, Years of Service prior to the January 1, 1986, that were disregarded under the Prior Plan shall be disregarded under this Plan.

      3.3 PARTICIPATION - RE-EMPLOYED EMPLOYEES. A Re-Employed Employee, provided he remains an Eligible Employee, shall re-enter the Plan as a Participant on the LATER of:

            (a) The day he performs his first Hour of Service as a result of his return to Service; or

        (b) The date his Participation would have commenced had there been no separation from Service, unless he separates from Service subsequent to his return to Service, but before such date.

Any other Eligible Employee whose employment terminates and who is subsequently reemployed shall commence participation in accordance with the provisions of
Section 3.1.

      3.4 RE-EMPLOYMENT AND SERVICE CREDITING RULES FOR DISABLED PARTICIPANTS. If a Participant's employment terminates by reason of Disability and such Disability ceases before the Participant attains his Normal Retirement Date and the Participant returns to active Service within thirty (30) days following certification to the Administration Committee by a doctor or clinic appointed by the Administration Committee that based upon a medical examination the Participant has sufficiently recovered to be able to engage in regular employment with the Employer, his Plan participation shall be reinstated as of the date of such return with full credit for all Service he has been credited with at the inception date of his Disability. The thirty (30) day period referred to herein may be extended by the Administration Committee when, in its sole discretion, reasonable cause exists for so doing. For the purpose of (a) computing the amount of any Pension to which such Participant may subsequently be entitled, and (b) determining whether any Service requirements for benefits have been satisfied, the Participant shall be credited with one hundred and sixty (160) Hours of Service for each month in the period during which he was
(i) receiving a Disability Pension under this Plan for a Disability incurred before January 1, 1989, or (ii) for a Disability incurred after such date, receiving Disability benefits under the long-term disability plan maintained by the Company.

If a Participant who has received any Disability Pension under the Plan, or disability benefits under the long-term disability plan maintained by the Company, does not return to active Service with the Employer within the thirty
(30) day period specified in the preceding paragraph following certification that his Disability has ceased, he shall be treated as though his Service had terminated as of the date his Disability commenced, and he shall be entitled to no further benefits under the Plan by reason of his prior participation, provided, however, that if such Participant would have had a Vested Accrued Benefit pursuant to Section 5.4 had he terminated Service as of the date his Disability ceased, he shall be entitled to a Deferred Vested Pension determined in accordance with the provision of Section 6.5.

       EX-99.1-30


If Disability continues until a Participant attains Normal Retirement Age, for the purpose of (a) computing the amount of any Pension to which such Participant may subsequently be entitled, and (b) determining whether any Service requirements have been satisfied, the Participant shall be credited with one hundred and sixty (160) Hours of Service for each month in the period during which he was (i) receiving a Disability Pension under this Plan for a Disability incurred before January 1, 1989, or (ii) for a Disability incurred after such date, receiving Disability benefits under the long-term disability plan maintained by the Company.

      3.5 ENROLLMENT. Every Eligible Employee shall become a Participant when he has satisfied the requirements of this Article III and has provided the Administration Committee with such information as the Administration Committee deems necessary, in its discretion.


- -------------------------
End of Article III

       EX-99.1-31


                                 ARTICLE IV

                                CONTRIBUTIONS

      4.1 EMPLOYER CONTRIBUTIONS. Each Employer intends, but does not guarantee, to make contributions to the Plan in at least the amount required to satisfy the minimum funding requirements of section 412 of the Code, as specified in the Actuary's valuation reports for the applicable period of time. Notwithstanding the foregoing, each Employer reserves the right to reduce, suspend, or discontinue making contributions to the Plan at any time.

If the contribution is on account of the Employer's preceding Fiscal Year, the contribution shall be accompanied by the Employer's signed statement to the Trustee or insurance company in or through the insurance contracts or policies of which the Employer's contribution is to be invested (as provided in Section 10.4(q)), such statement to recite that payment is on account of such Fiscal Year. Contributions shall be paid in cash. Each contribution made after the end of the Fiscal Year on account of the Employer's prior Fiscal Year shall be deemed to have been paid as of the last day of the Employer's Fiscal Year to which it relates, if such contribution is made no later than the time prescribed by law for filing of the Employer's federal income tax return (including extensions thereof) for such Fiscal Year. An Employer may make a contribution to the Plan later than the date prescribed by law for filing its federal income tax return solely for purposes of complying with the minimum funding requirements of section 412 of the Code.

      4.2 FORFEITURES. Forfeitures arising under this Plan, because of a termination of Service before a Participant becomes eligible to receive a Pension, or for any other reason, shall not be used to increase the benefits otherwise payable to Participants, but shall be applied to reduce the cost of the Plan to the contributing Employers.

      4.3 RETURN OF EMPLOYER CONTRIBUTIONS. Notwithstanding any provision contained herein to the contrary, upon an Employer's request, the Employer's contribution which was made upon a mistake of fact or conditioned upon deductibility of the contribution under section 404 of the Code shall be returned to the Employer within one (1) year after payment of the contribution or disallowance of the deduction (to the extent disallowed), as the case may be.

      4.4 PARTICIPANT CONTRIBUTIONS. Participants shall not be required or permitted to make contributions under this Plan.


- ------------------------
End of Article IV

       EX-99.1-32

                                  ARTICLE V

                    REQUIREMENTS FOR RETIREMENT BENEFITS

      5.1 NORMAL RETIREMENT. A Participant shall be eligible for a Normal Retirement Pension determined in accordance with the provisions of Section 6.1 if his Service is terminated on or after his Normal Retirement Date and prior to the time he becomes eligible for a Late Retirement Pension. A Participant shall be entitled to receive his Normal Retirement Pension commencing as of the first day of the month that coincides with or next follows the Participant's Retirement date, with payment to commence within ninety (90) days following his Retirement date. A Participant who attains his Normal Retirement Age shall have a Vested right to his entire Accrued Benefit.

      5.2 EARLY RETIREMENT. A Participant who has attained fifty-five (55) years of age and completed ten (10) or more years of Vesting Service may elect early retirement, apply for an Early Retirement Pension in accordance with
Section 11.7(b), and retire on the first day of the month coinciding with or next following the date on which he satisfies such requirements or on the first day of any month thereafter, provided such date is prior to his Normal Retirement Date. Termination of Service at or after the later of age fifty-five (55) or completion of ten (10) or more years of Vesting Service shall be considered Retirement. The amount of an Early Retirement Pension shall be determined in accordance with the provisions of Section 6.2. Payment of an Early Retirement Pension shall commence as of a Participant's Normal Retirement Date, except that a Participant who elects early retirement may elect to receive his Early Retirement Pension prior to his Normal Retirement Date, with payments under such Pension to begin on the first day of a month that is within ninety (90) days after the effective date of such election. If a Participant's Early Retirement Pension commences prior to his Normal Retirement Date the amount thereof shall be reduced as provided in Section 6.2.

Notwithstanding the foregoing, if a Participant who is eligible for an Early Retirement Pension under this Section 5.2 is receiving a Disability Pension under this Plan or is receiving a disability benefit under the Company's long-term disability Plan, he shall not also be entitled to receive an Early Retirement Pension under this Plan. The Participant may, however, elect to receive an Early Retirement Pension under this Section 5.2 in lieu of a Disability Pension or a disability benefit under the Company's long-term disability plan, as applicable.

      5.3 LATE RETIREMENT. After his Normal Retirement Date an Active Participant (i) who for the immediately preceding two (2) year period has been employed by the Company or the Related Employer then employing him in a bona fide executive or high policy making position and (ii) who would be entitled no later than sixty (60) days after actual retirement to a vested retirement benefit from a pension, profit sharing, savings or deferred compensation plan, or a combination of such plans, of such corporation (excluding amounts attributable to Social Security, employee contributions, contributions of prior employers and rollover contributions) which in the aggregate is the equivalent of a straight life annuity (with no ancillary benefits) of at least Forty-Four Thousand Dollars ($44,000) annually, may elect to remain employed only with the consent of such corporation. Any other Participant may postpone his Retirement date.

       EX-99.1-33


Any Participant who so remains in the Service of the Employer past his Normal Retirement Date shall become entitled, on the lapse of one (1) month following his Normal Retirement Date, to a Late Retirement Pension as of the date of his Retirement. The amount of such Late Retirement Pension shall be determined in accordance with Section 6.3. Payment of a Late Retirement Pension payable under this Section 5.3 shall commence at the Participant's election as of the Participant's Normal Retirement Date or as of the Participant's Late Retirement Date; provided however, that in no event may such Participant elect to have his Pension commence later than the earlier of the first day of the month coinciding with or immediately following his Retirement or the Participant's Required Commencement Date.

      5.4 TERMINATION OF SERVICE PRIOR TO NORMAL RETIREMENT AGE. If a Participant terminates Service prior to his attainment of Normal Retirement Age but after becoming creditable with five (5) or more years of Vesting Service, the Participant shall have a Vested right to one hundred percent (100%) of his Accrued Benefit. If a Participant terminates Service prior to his attainment of Normal Retirement Age and prior to becoming creditable with five (5) or more years of Vesting Service, and such termination of Service is for any reason other than death, the Participant's Accrued Benefit shall be subject to becoming a Forfeiture as provided in Section 5.7.

Except as is provided in Section 7.5, a Participant who terminates Service prior to his Normal Retirement Date for any reason other than early retirement or death with a Vested right to his Accrued Benefit shall be entitled to receive a Deferred Vested Pension, the amount thereof to be determined under the provisions of Section 6.5. Except as is provided in Section 6.5, payment of a Participant's Deferred Vested Pension shall commence as of his Normal Retirement Date.

      5.5 VESTING SERVICE. For purposes of determining a Participant's Vested Accrued Benefit under Section 5.4, a Participant whose Employment Commencement Date was prior to January 1, 1986, shall be credited, with respect to Service prior to January 1, 1986, with one (1) year of Vesting Service for each year of Vesting Service (within the meaning of Section 3.2 of the Prior
Plan) to which the Participant is or would be entitled to under the terms of the Prior Plan as in effect immediately prior to January 1, 1986, with a fractional part of a Year of Service to which a Participant is so entitled being deemed a whole year of Vesting Service, and with respect to Service on or after January 1, 1986, with one (1) year of Vesting Service for each Plan Year during which he completes not less than one thousand (1,000) Hours of Service. A Participant whose Employment Commencement Date is on or after January 1, 1986, shall be credited with one (1) Year of Vesting Service for each Plan Year for which he completes at least one thousand (1,000) Hours of Service. Years of Vesting Service credited to an ICC Plan Participant under the ICC Plan and years of Vesting Service credited to a Wescar Plan Participant under the Wescar Plan shall be credited as years of Vesting Service under this Plan, and Hours of Service credited to an ICC Plan Participant or to a Wescar Plan Participant for the Plan Year of either such Plan commencing January 1, 1988, shall be credited to such a Participant under this Plan. Notwithstanding the foregoing, years of Vesting Service (within the meaning of Section 1.24 of the Prior Plan) prior to January 1, 1986, that were disregarded under the Prior Plan shall be disregarded under this Plan.

       EX-99.1-34


      5.6 INCLUDED YEARS OF VESTING SERVICE - CERTAIN TERMINATED EMPLOYEES. Notwithstanding any Plan provision to the contrary, if an Employee separates from Service and resumes Service with the Employer, but not as a Re-Employed Employee, years of Vesting Service, as defined in Section 5.5, credited for Service performed prior to his resumption of Service shall be disregarded, and his Employment Commencement Date shall be redetermined in accordance with the provisions of Section 3.2.

      5.7 FORFEITURE OCCURS. A Participant's Forfeiture, if any, of his Accrued Benefit shall occur as of the date on which he receives a deemed distribution pursuant to Section 7.6(b). The Eligibility Service, Vesting Service and Benefit Service of a Participant whose Accrued Benefit is forfeited under this Section 5.7 shall be disregarded for all purposes hereunder; provided, however, that if such a Participant recommences participation herein as of a Re-Employed Employee pursuant to the provisions of Section 3.3, such Participant shall be deemed to have repaid his prior distribution and all forfeited Service shall be restored as of the date such Participant recommences participation herein. The Administration Committee shall determine a Participant's Accrued Benefit Forfeiture, if any, solely by reference to the provisions of Section 5.4. A Participant shall not forfeit any portion of his Accrued Benefit for any cause other than that specified herein.

      5.8 LIMITATION ON TIME OF PAYMENT. Notwithstanding any provision in this Article V specifying a date for the commencement of benefit payments from the Plan, in the case of a Participant who has filed a claim for benefits in accordance with Section 11.7, unless the Participant otherwise directs, distribution of the Participant's Vested Accrued Benefit shall commence not later than sixty (60) days after the Plan Year in which the latest of the following events occurs:

        (a)   The date the Participant attains Normal Retirement Age; or

        (b)   The date the Participant terminates Service with the Employer;
or

        (c) The tenth (10th) anniversary of the last day of the Plan Year in which the Participant commenced participation in the Plan.

A Participant may, at the time and in the manner prescribed by the Administration Committee, elect to defer the commencement of the payment of his benefits beyond the dates specified above by submitting a written statement to the Administration Committee describing his benefits and the date on which the payment of such benefits shall commence. However, a Participant may not elect to defer the commencement of the payment of his benefit if the exercise of such election will cause the benefits payable on his behalf in the event of his death to be more than incidental within the meaning of regulations issued by the Internal Revenue Service under section 401(a) of the Code. In addition, distribution of each Participant's Accrued Benefit shall commence not later than the Participant's Required Commencement Date and the entire Vested Accrued Benefit of each Participant shall be distributed in full to such Participant not later than the Required Commencement Date or shall be distributed, commencing not later than the Required Commencement Date, in accordance with regulations over the life of such Participant or over the lives of such Participant and his Beneficiary (or over a period not extending beyond the life

       EX-99.1-35


expectancy of such Participant or the life expectancy of such Participant and his Beneficiary). For purposes of this Section 5.8, except in the case of a life annuity, the life expectancy of the Participant and his spouse may be redetermined but not more frequently than annually.

Further, if a Participant has commenced receiving distributions under the Plan and the Participant dies before his entire interest has been distributed to him, the remaining portion, if any, of such interest that is distributable under this Plan shall be distributed to the Participant's Beneficiary at least as rapidly as such interest would have been distributed to the Participant, commencing not later than the Participant's Required Commencement Date, under the method of distribution in effect at the Participant's death. If the Participant dies before the distribution of his interest has commenced in accordance with Section 5.1, the entire interest of the Participant shall be distributed within five (5) years after the death of the Participant; provided, however, if any portion of the Participant's interest is payable to or for the benefit of a Beneficiary and such portion of the Participant's undistributed interest will be distributed in accordance with regulations over the life of such Beneficiary or over a period not extending beyond the life expectancy of such Beneficiary and such distributions commence not later than one (1) year after the date of the Participant's death (or such later date as the Secretary of Treasury may by regulation prescribe), the deceased Participant's interest shall be distributed in accordance with the method of payment under which the interest will be distributed over the life of the Beneficiary or over a period not extending beyond the life expectancy of the Beneficiary.

Notwithstanding the foregoing, if the Beneficiary is the surviving spouse of the Participant, the deceased Participant's interest shall be distributed to such surviving spouse on or before the date on which the Participant would have attained age seventy and one-half (70-1/2); provided, further, that if the surviving spouse dies before the distributions to such spouse commence, the distribution of the interest of the deceased Participant shall begin on or before a date determined as if the surviving spouse were the Participant. For purposes of this Section 5.8, and pursuant to regulations prescribed by the Secretary of the Treasury, any amount paid to a child of the Participant shall be treated as if it had been paid to the surviving spouse of the Participant if such amount will become payable to the surviving spouse upon such child's attainment of majority (or other designated event permitted under regulations prescribed by the Secretary of the Treasury). For the purposes of this paragraph, the term "Beneficiary" shall include only individuals.

Nothing in this Section 5.8 shall permit any Participant or Beneficiary to elect any form of distribution not otherwise expressly permitted under this Plan; but rather, the Administration Committee may at any time modify any form of distribution elected by a Participant or Beneficiary to ensure compliance with this paragraph. In addition, all distributions from the Plan shall be made in accordance with the requirements of section 401(a)(9) of the Code, including any grandfather or transitional rules issued thereunder. Any distribution provision contained herein which conflicts with section 401(a)(9) of the Code will be disregarded and the provisions of section 401(a)(9) will govern.

- ------------------------
End of Article V

       EX-99.1-36

                                 ARTICLE VI

                        AMOUNT OF RETIREMENT BENEFIT

      6.1   NORMAL RETIREMENT PENSION.

            (a) CALCULATION OF NORMAL RETIREMENT PENSION. Subject to the limitations on annual benefits under Section 6.7, the monthly amount of a Normal Retirement Pension, expressed in the normal form specified in Section 7.1(a), payable to a Participant other than an ICC Plan Participant or a Wescar Plan Participant who retires on or after his Normal Retirement Date and prior to becoming eligible for a Late Retirement Pension, shall be a monthly amount equal to two percent (2%) of the Participant's Average Monthly Compensation multiplied by the Participant's number of years of Benefit Service (but not more than thirty (30)), minus two and three-sixteenths percent (2-3/16%) of the Primary Social Security Benefit to which the Participant is entitled, or would be entitled upon filing an application, multiplied by the Participant's number of years of Benefit Service (but not more than thirty (30)), as adjusted pursuant to Section 6.6 hereof.

Subject to the provisions of Section 6.7, the monthly amount of a Normal Retirement Pension, expressed in the normal form specified in Section 7.1(a), payable to an ICC Plan Participant who retires on or after his Normal Retirement Date and prior to becoming eligible for a Late Retirement Pension, shall be the sum of (A) and (B) where:

        (A) Shall be a monthly amount equal to two percent (2%) of the Participant's Average Monthly Compensation multiplied by the Participant's number of years of Benefit Service earned after June 30, 1984 (but not more than thirty (30)), minus two and three-sixteenths percent (2-3/16%) of the Primary Social Security Benefit to which the Participant is entitled, or would be entitled upon filing an application, multiplied by the Participant's number of years of Benefit Service earned after June 30,
      1984 (but not more than thirty (30)); and

        (B) Is the ICC Plan Participant's accrued benefit payable from the ICC Plan as of June 30, 1984 (but including Participant Contributions made during July and August of 1984).

Subject to the provisions of Section 6.7, the monthly amount of a Normal Retirement Pension, expressed in the normal form specified in Section 7.1(a) payable to a Wescar Plan Participant who retires on or after his Normal Retirement Date and prior to becoming eligible for a Late Retirement Pension, shall be a monthly amount equal to two percent (2%) of the Participant's Average Monthly Compensation multiplied by the Participant's number of years of Benefit Service (but not more than thirty (30)), minus two and three-sixteenths percent (2-3/16%) of the Primary Social Security Benefit to which the Participant is entitled or would be entitled upon filing an application, multiplied by the Participant's number of years of Benefit Service (but not more than thirty (30)), as adjusted pursuant to Section 6.6 hereof.

       EX-99.1-37


In addition, if a Participant was separated from Service and subsequently returned to Service, such Participant's Normal Retirement Pension shall not as a result of any increase in the Primary Social Security Benefit effective after his initial separation be less than the Normal Retirement Pension to which he would have been entitled if he had not returned to Service after his separation.

The Normal Retirement Pension payable to a Participant shall in no event be less than Ten Dollars and Fifty Cents ($10.50) per month multiplied by the Participant's number of years of Benefit Service up to a maximum of thirty (30) years, as adjusted pursuant to Section 6.6 hereof. Also for this purpose, if a Participant was separated from Service and subsequently returned to Service, such Participant's Normal Retirement Pension shall not as a result of any increase in the Primary Social Security Benefit effective after his initial separation be less than the Normal Retirement Pension to which he would have been entitled if he had not returned to Service after his separation.

            (b) YEARS OF BENEFIT SERVICE. Subject to the condition that not more than one (1) year of Benefit Service will be credited for any twelve (12) month period, a Participant shall be credited with Benefit Service as follows:

            (i) One (1) year of Benefit Service for each year included in the Period of Service as defined by the Prior Plan and credited thereunder, based on a Severance from Service Date (as defined by the Prior Plan) of December 31, 1985, plus any remaining fraction of a year included in such Period of Service (rounded to one-half (1/2) year if such fraction is less than one-half (1/2) or to one (1) year if such fraction is at least one-half (1/2));

                  (ii) In the case of an ICC Plan Participant, one (1) year of Benefit Service for each year of Benefit Service under the ICC Plan (including any such year credited for service from July 1, 1984 through December 31, 1984);

                  (iii) In the case of a Wescar Plan Participant, one (1) year of Benefit Service for each full year of Benefit Service under the Wescar Plan;

            (iv) One (1) year of Benefit Service for each Plan Year beginning with the Plan Year that begins January 1, 1986, during which the Participant is a Participant and completes at least one thousand (1,000) Hours of Service;

            (v) One (1) year of Benefit Service for any Plan Year in which a Participant commences employment with an Employer or terminates Service for reason of death, Disability, or Retirement, provided that the Participant completes at least five hundred (500) Hours of Service during such Plan Year. In addition, a Participant shall receive credit for one-half (1/2) year of Benefit Service in the Plan Year during which he commences employment with an Employer or in which he terminates Service by reason of death, Disability or Retirement if he is credited with at least one (1) but less than five hundred (500) Hours of Service during such Plan Year;

       EX-99.1-38


                  (vi) One (1) year of Benefit Service for each year that a Participant with a Disability is credited with one thousand (1,000) Hours of Service pursuant to Section 3.4 of the Plan; and

            (vii) In the case of a Participant who becomes entitled to a Normal Retirement Pension but who has less than thirty (30) years of Benefit Service pursuant to the provisions of (i) through (vi) above, who was employed by the predecessor employer of the Company's Lancaster, Memphis, Nashville, Tampa, Richmond or Orlando branches, and who was employed by the Company immediately following the acquisition by the Company of Participant's predecessor employer, one (1) year of Benefit Service for each year of service with such predecessor employer; provided, however, that the number of years of Benefit Service credited pursuant to this paragraph (vii) shall not exceed the number of years of Benefit Service earned on account of actual employment of the Participant by the Company.

For purposes of (iv) and (v) above, Hours of Service earned by an ICC Plan Participant under the ICC Plan and Hours of Service earned by a Wescar Plan Participant under the Wescar Plan shall be counted.

            (c) PARTICIPANTS UNDER A UNION PLAN. Notwithstanding anything in this Plan to the contrary, the Benefit Service of a Participant who also participated in a qualified retirement program established and maintained by the Employer pursuant to a collective bargaining agreement or by any collective bargaining unit having a collective bargaining agreement with the Employer (a "Collectively Bargained Plan") shall be determined in accordance with the following paragraphs (i) and (ii) below:

               (i) A Participant's years of Benefit Service accrued prior to January 1, 1993, shall include all employment with Employer for which the Participant either accrued Benefit Service under this Plan or received credit under a Collectively Bargained Plan; provided, however, that any benefit accrued prior to January 1, 1993, to which a Participant or his Beneficiary may be entitled under this Plan shall be reduced, dollar for dollar, by the Actuarial Equivalent of any similar form of benefit such Participant accrued prior to January 1, 1993, under such Collectively Bargained Plan attributable to such Participant's employment with the Employer; and

               (ii) A Participant's years of Benefit Service accrued on and after January 1, 1993, shall be deemed to only include each Plan Year during which the Participant is a Participant and completes one thousand (1,000) Hours of Service. If a Participant ceases to be an Eligible Employee because he becomes employed in an employment classification covered by a collective bargaining agreement which does not provide for participation in this Plan then, except as provided in the next paragraph with respect to the year of transfer, such Participant shall not accrue Benefit Service under the Plan for the period he is employed in such collective bargaining employment classification. During such employment period, the Participant will, however, be eligible to participate in any Collectively Bargained Plan established or maintained pursuant to such collective bargaining agreement and, except as provided in the next paragraph with

       EX-99.1-39


     respect to the year of transfer, any benefit accrued on or after January 1, 1993, under such Collectively Bargained Plan shall not be used to reduce any Pension he accrues on or after January 1, 1993, under this Plan.

     If a Participant is transferred to an employment classification covered by a collective bargaining agreement which does not provide for participation in the Plan, or is transferred from such a collective bargaining employment classification to an employment classification that is eligible for participation in the Plan, a Year of Benefit Service for the year of transfer shall include all employment with the Employer for which the Participant either accrued Benefit Service under this Plan or received credit under a Collectively Bargained Plan; provided, however, that any benefit to which a Participant or his Beneficiary may be entitled to under this Plan attributable to the year of transfer shall be reduced, dollar for dollar, by the Actuarial Equivalent of any similar form of benefit accrued during the year of transfer under such Collectively Bargained Plan attributable to such Participant's employment with the Employer during such year of transfer.

     6.2   EARLY RETIREMENT PENSION.  Subject to the provisions of Section
6.7, the monthly amount of an Early Retirement Pension, expressed in the normal form specified in Section 7.1(a), payable to a Participant, commencing on the date specified in Section 5.2 shall be determined in accordance with Section
6.1 but based on the number of years of Benefit Service, Average Monthly Compensation, and Primary Social Security Benefit determined as of the Early Retirement Date. If payment of an Early Retirement Pension commences prior to the Participant's Normal Retirement Date, the monthly amount determined in accordance with the immediately preceding sentence shall be reduced for each month by which the commencement date of his Pension precedes his Normal Retirement Date as follows:

            (a) By one-half (1/2) of one percent (1%) for each month between age sixty (60) and age sixty-five (65); and

            (b) By one-fourth (1/4) of one percent (1%) for each month between age fifty-five (55) and sixty (60).

A Participant who satisfies the requirements for an Early Retirement Pension and is retired at the request of the Employer, shall receive a monthly amount, commencing upon his Early Retirement Date, which shall be equal to the Pension computed in accordance with the first sentence of this Section 6.2, except that the offset for Primary Social Security Benefit shall not be applied until the earliest date a Participant can qualify for an unreduced Primary Social Security Benefit.

For the purpose of determining the amount of an Early Retirement Pension, the Social Security offset shall in no event exceed the limitations prescribed by the Internal Revenue Service Regulations as currently in effect or under subsequent amendments to such Regulations.

If a Participant commences receiving an Early Retirement Pension pursuant to
Section 5.2 and such Participant at any time thereafter again becomes a Participant, the Pension of such Participant as finally determined shall be recomputed on the basis of this Section 6.2, but shall

       EX-99.1-40


be reduced by a monthly amount Actuarially Equivalent to the total of his Early Retirement Pension previously distributed.

      6.3 LATE RETIREMENT PENSION. Subject to the limitations on annual benefits under Section 6.7, the annual amount of a Late Retirement Pension, expressed in the normal form specified in Section 7.1(a), payable to a Participant commencing on the date specified in Section 5.3, shall be an amount determined in the same manner as the Normal Retirement Pension described in
Section 6.1, but determined based on his Benefit Service and Compensation as of his Late Retirement Date; provided, however, that the sum of a Participant's Pension under the Plan and the monthly benefit payable under the Annuity Contract shall not be less as a result of delayed Retirement than it would have been had such Participant retired on his Normal Retirement Date.

      6.4 DISABILITY PENSION. A Participant who satisfies the requirements for a Disability Retirement Pension shall, until reaching age sixty-five (65), receive a monthly amount determined as follows:

            (a) Sixty percent (60%) of the Participant's Average Monthly Compensation reduced by;

            (b) Sixty-four percent (64%) of the Primary Social Security Disability Benefit to which the Participant is entitled or would be entitled on filing an application at the time benefit payments begin;

            (c) Any public disability benefits to which the disabled Participant may be entitled; and

            (d) When payable any early retirement benefit attributable to the Prior Plan, whether or not actually paid to the Participant when he becomes or would have become entitled thereto.

Public disability benefits shall include disability payments under state disability benefits law, Workmen's Compensation or Occupational Disease Law (except fixed statutory payments for loss of a bodily member), but shall not include a pension granted for or on account of military service. Public disability benefits shall include any payments which a pensioner receives or would be entitled to receive irrespective of any factor by which he may disqualify himself or diminish such benefits, such as, for example, failure to make proper application or engaging in employment for compensation or profit.

The disabled Participant's Pension shall be redetermined as of his Normal Retirement Date and converted to a Normal Retirement Pension, subject to Articles VII and VIII by computation in accordance with Section 6.1, and in so computing such Normal Retirement Pension the Participant's Average Monthly Compensation prior to receipt of the Disability Retirement Pension and years of Benefit Service, including the period the Disability Retirement Pension was in effect, shall be used.

       EX-99.1-41


      6.5 DEFERRED VESTED PENSION. Subject to the limitations on annual benefits under Section 6.7 and unless otherwise provided in Section 7.5, the monthly amount of a Deferred Vested Pension, expressed in the normal form specified in Section 7.1(a), payable to a Participant commencing on the date specified in Section 5.4, shall be based on the Participant's Accrued Benefit, determined on the basis of the Participant's Accrued Benefit as of the date the Participant first incurs a Break in Service following his termination of Service, and in the case of a Participant in the ICC Plan as of June 30, 1988, adjusted to reflect any receipt of a Cash Withdrawal Benefit as defined in
Section 7.9, taking into account the Participant's Primary Social Security Benefit determined as of the time of the incurrence of the Break in Service. Notwithstanding the immediately preceding sentence, a Participant who is entitled to a Deferred Vested Pension and who has completed at least ten (10) years of Vesting Service may elect to commence receiving a Deferred Vested Pension on the first day of any month that is prior to his Normal Retirement Date and coincident with or following the date such Participant attains age fifty-five (55), such Deferred Vested Pension to be reduced in accordance with the provisions of Section 6.2.

      6.6 ADJUSTMENT OF PENSION TO REFLECT BENEFITS ACCRUED UNDER THE PRIOR PLAN. Notwithstanding the foregoing provisions of this Article VI, the Pension payable to a Participant under this Plan shall be adjusted to reflect benefits accrued under the Prior Plan as follows:

            (a) The Normal Retirement Pension, Late Retirement Pension or Deferred Vested Pension (if payment commences on or after the Participant's Normal Retirement Age) payable under this Plan, calculated in the form of a single life annuity, shall be reduced by the Participant's monthly benefit payable under the Annuity Contract, calculated in the form of a single life annuity, commencing on the same date.

            (b) The Early Retirement Pension or Deferred Vested Pension (if payment commences prior to the Participant's Normal Retirement Age) payable under this Plan, calculated in the form of a single life annuity, shall be reduced by the Participant's monthly benefit payable under the Annuity Contract, calculated in the form of a single life annuity commencing as of the earliest date that benefits are payable under the Annuity Contract;

            (c) In the case of a Participant who was receiving a Disability Retirement Benefit hereunder, or was receiving a disability benefit under the Company's long-term disability plan, and who did not recover from his Disability prior to his Normal Retirement Age, the Normal Retirement Pension payable under this Plan shall be reduced by the monthly amount that would be payable to the Participant as a single life annuity under the Annuity Contract commencing as of the earliest date that benefits are payable under the Annuity Contract.

            (d) In the event that Vesting Service with a predecessor employer is treated as Benefit Service under Section 6.1(b)(7)(i) in determining the Pension payable to a Participant under the Plan pursuant to this Article VI, such Pension shall be reduced by the pension benefits, if any, to which the Participant is entitled under any retirement plan of such predecessor employer, calculated in the form of a single life annuity commencing on the same date that pension benefits commence hereunder.

       EX-99.1-42


The provisions of this Section 6.6 shall be effective January 1, 1986.

      6.7 MAXIMUM ANNUAL BENEFIT. Notwithstanding any provision contained herein to the contrary, and consistent with Section 2.1(r) of the Plan, the amount of annual Pension, determined in accordance with Sections 6.1, 6.2, 6.3, 6.4, and 6.5, attributable to a Participant's Accrued Benefit that is payable to a Participant under this and any Related Plan (whether or not such plan is terminated) shall be limited in accordance with the provisions of section 415 of the Code and shall not exceed the LESSER of:

            (a) Ninety Thousand Dollars ($90,000), adjusted for increases in the cost of living pursuant to section 415(b)(1)(A) of the Code; or

            (b) One hundred percent (100%) of the Participant's average Compensation for the three (3) consecutive Plan Years of participation in which his Compensation was the highest.

Notwithstanding the provisions of subparagraph (a) of this Section 6.7, if the amount of annual Pension accrued by a Participant hereunder as of the last day of the Plan Year commencing prior to January 1, 1983, exceeded Ninety Thousand Dollars ($90,000), but was no greater than the dollar amount specified in
Article IV, Section 6, of the Prior Plan as of such date, then with respect to such Participant, such amount shall be substituted for Ninety Thousand Dollars ($90,000) each place it appears herein; provided, however, that the prior provisions of this sentence shall not apply to the last two paragraphs of this
Section 6.7.

If any Participant begins to receive a Pension under this Plan before such Participant attains Social Security Retirement Age, the maximum annual Pension that such Participant may receive hereunder shall be adjusted so that it is the Actuarial Equivalent of Ninety Thousand Dollars ($90,000) per year beginning at Social Security Retirement Age. If a Participant begins to receive a Pension hereunder after he attains Social Security Retirement Age, the maximum annual Pension permitted hereunder shall be the Actuarial Equivalent of Ninety Thousand Dollars ($90,000) per year beginning at Social Security Retirement Age. Any adjustment made pursuant to the foregoing shall be made in accordance with applicable rules prescribed by the Secretary of the Treasury. In making an actuarial adjustment to any benefit pursuant to the terms of this paragraph, no cost of living adjustment to the Ninety Thousand Dollar ($90,000) limitation under section 415(d)(1) of the Code shall be taken into account before the year in which such cost of living adjustment is made.

Except as provided in the following, which imposes additional limitations on the amounts payable to Participants with less than ten (10) years of participation or years of Service with the Employer, the foregoing limitations shall not be applicable with respect to any Participant whose annual Pension under this Plan and any Related Plan is less than Ten Thousand Dollars ($10,000) if such Participant has not at any time participated in any defined contribution plan (as defined in section 415(k) of the Code) maintained by the Employer or any Related Employer. In the event that a Participant has been credited with less than ten (10) years of participation, the Ninety Thousand Dollars ($90,000) limit under Section 6.7(a) shall be reduced by multiplying such limit by a fraction, the numerator of which is the number of such Participant's years of participation (or part thereof) and the denominator of which is ten (10). In the event that a Participant has

       EX-99.1-43


been credited with less than ten (10) years of Service with the Employer (or part thereof), the Compensation limitation under Section 6.7(b) shall be reduced by multiplying such limit by a fraction, the numerator of which is the number of years of Service credited to the Participant, and the denominator of which is ten (10).

The determination of whether a Participant's Pension payable under the Plan exceeds the limitations of this Section 6.7 shall be made adjusting such Pension so that it is the Actuarial Equivalent of a straight life annuity with no ancillary benefits (such adjustment being made in accordance with Regulations promulgated by the Secretary of the Treasury or his delegate pursuant to section 415(b)(2)(B) of the Code); provided, however, that any portion of an annuity that constitutes a Qualified Joint and Survivor Annuity (as described in Section 7.1(b)) shall not be taken into account.

If, in any Limitation Year a Participant also participates in one or more qualified defined contribution plans (within the meaning of section 414(i) of the Code) maintained by the Employer or a Related Employer (whether or not terminated), then for any Limitation Year, the sum of the Defined Benefit Plan Fraction (herein so-called) for such Limitation Year and the Defined Contribution Plan Fraction (herein so-called) for such Limitation Year shall not exceed one (1.0).

For purposes of this Section 6.7, the Defined Benefit Plan Fraction for any Limitation Year shall be a fraction:

            (a) The numerator of which is the projected annual benefit of the Participant under the Plan (determined as of the close of the Limitation Year); and

            (b)   The denominator of which is the LESSER of:

                  (i) The product of one and one-fourth (1.25) multiplied by the Ninety Thousand Dollar ($90,000) limitation in effect for the Limitation Year under section 415(b)(1)(A) of the Code; or

            (ii) One and four-tenths (1.4) multiplied by one hundred percent (100%) of the Participant's average Compensation for his three (3) high years.

The Defined Contribution Plan Fraction for any Limitation Year shall be a fraction:

            (a) The numerator of which is the sum of the annual additions (as defined in section 415(c)(2) of the Code) to the Participant's accounts under all defined contribution plans maintained by the Employer or Related Employer as of the close of the Limitation Year; and

            (b)   The denominator of which is the LESSER of:

                  (i) The product of one and one-fourth (1.25) multiplied by the Ninety Thousand Dollar ($90,000) limitation in effect for such year under subsection 415(c)(1)(A) of the Code (determined without regard to subsection 415(c)(6) of the Code); or

       EX-99.1-44

                  (ii) Thirty-five percent (35%) of the Participant's Compensation for the Limitation Year and all prior years of Service with the Employer.

If, in any Limitation Year, the sum of the Defined Benefit Plan Fraction and Defined Contribution Plan Fraction for a Participant would exceed one (1.0) without adjustment of the amount of the maximum annual Pension that can be paid to such Participant under the first paragraph of this Section 6.7, then the amount of the maximum annual Pension that can be paid to such Participant under the first paragraph of this Section 6.7 shall be reduced to the extent necessary to reduce the sum of the Defined Benefit Plan Fraction and Defined Contribution Plan Fraction for such Participant to one (1.0), or the Administration Committee may take such other action as will cause the sum to equal one (1.0) or less.

      6.8 SUSPENSION OF BENEFITS UPON RE-EMPLOYMENT OF RETIRED PARTICIPANTS. If a retired Participant returns to the Service of an Employer subsequent to the time that payment of benefits commences or would have commenced if the Participant had not returned to Service, and following such return to Service the Participant completes forty (40) or more Hours of Service for an Employer during a calendar month, the Participant's benefits shall be permanently suspended for each such month as follows. In the case of benefits payable periodically on a monthly basis for as long as a life (or lives) continues, such as a straight life annuity or Qualified Joint and Survivor Annuity, the amount suspended shall not be greater than the portion of the monthly benefit payment derived from Employer contributions. In the case of benefits payable on any other basis, the amount of benefits suspended shall not exceed the LESSER of:

            (a) The amount of benefits that would have been payable to the Participant if he had been receiving monthly benefits under the Plan since actual Retirement based on a single life annuity commencing at actual Retirement Age; or

            (b) The actual amount paid or scheduled to be paid to the Participant for such month.

Payments that are scheduled to be paid less frequently than monthly may be converted to monthly payments for purposes of determining the amount that may be suspended hereunder. Payments of benefits suspended shall resume no later than the first day of the third calendar month after the calendar month in which the Employee again terminates Service. The initial payment upon such resumption shall include the payment scheduled to occur in the calendar month when payments resume.

No benefit payments that commence on or after a Participant has attained Normal Retirement Age shall be withheld unless the Administration Committee notifies the Participant by personal delivery or first class mail during the first calendar month or payroll period in which the Plan withholds payments that his benefits are suspended. Such notification shall contain a description of the specific reasons why benefit payments are being suspended, a general description of the Plan provisions relating to the suspension of the payments, a copy of such provisions, and a statement to the effect that applicable Department of Labor regulations may be found in section 2530.203-3 of the Code of Federal Regulations. In addition, the suspension notification shall inform the Participant of the Plan's procedure for affording a review of the suspension of

       EX-99.1-45


benefits. If the summary plan description with respect to the Plan contains information substantially similar to the information required in the two immediately preceding sentences, the notice may refer the Participant to the relevant portions of the summary plan description; provided the Participant is informed how to obtain a copy of the summary plan description or the relevant pages thereof. Requests for such reviews shall be considered in accordance with the claims procedure set forth in Section 11.7 of this Plan.

- ------------------------
End of Article VI

       EX-99.1-46


                                 ARTICLE VII

                        METHOD OF PAYMENT OF PENSION

      7.1   NORMAL FORM OF PENSION.

            (a) GENERAL. The normal form of Pension for the calculation of all Pensions under this Article VII shall be a Single Life Annuity. The Single Life Annuity shall be a monthly life annuity commencing on the Participant's Annuity Starting Date, terminating with the last monthly payment due immediately preceding the date of the Participant's death, and providing that upon the death of a retired Participant other than an ICC Plan Participant, his Beneficiary shall be entitled to receive a single lump sum cash payment in an amount equal to the sum of the monthly Pension benefit payments that have become payable prior to the Participant's death and have not been paid, and providing that upon the death of a retired ICC Plan Participant, his Beneficiary shall be entitled to receive a single sum cash payment in an amount equal to:

                  (i) The ICC Plan Participant's Contributions (as defined in the ICC Plan), if any, (that have not been withdrawn) with Credited Interest to the date his Pension payments actually commence; minus

            (ii) The sum of the monthly Pension benefit payments that have been paid prior to the Participant's death; provided, however, that any portion of such Participant's monthly retirement benefit payments that represents his Supplemental Retirement Benefit (as specified in the International Controls Corp. Pension Plan as in effect on June 30, 1984) shall be excluded.

If a Participant retires and is not married on his Annuity Starting Date then, unless the Participant is an ICC Plan Participant and elects otherwise in accordance with Section 7.2(a), such Participant's Pension shall be paid in the form of a Single Life Annuity.

            (b) MARRIED PARTICIPANT WITH ELIGIBLE SPOUSE. If a Participant retires for reasons other than Disability, and on his Annuity Starting Date the Participant has an Eligible Spouse then, unless the Participant elects (and his Eligible Spouse, if any, also elects) in accordance with Section 7.3(a) not to receive his Pension in the form specified in this Section 7.1(b), such Participant's Pension shall be paid in the form of a Qualified Joint and Survivor Annuity. With respect to Plan Years commencing on or after January 1, 1985, and to the extent provided in a Qualified Domestic Relations Order, a former spouse of a Participant shall be deemed to be an Eligible Spouse.

Under the Qualified Joint and Survivor Annuity, a reduced amount shall be paid to the Participant for his lifetime, upon his death, his surviving Eligible Spouse shall be entitled to receive for her lifetime a survivorship Pension in a monthly amount equal to fifty percent (50%) of the reduced monthly amount that had been paid to the Participant. The last monthly payment under the

       EX-99.1-47

Qualified Joint and Survivor Annuity shall be made as of the first day of the month in which the death of the last survivor between the Participant and his Eligible Spouse has occurred.

The reduced amount payable to the Participant shall be determined so that the discounted present value of the aggregate of the Pension payments expected to be made to the Participant and his Eligible Spouse shall be the Actuarial Equivalent of the Pension determined under Section 7.1(a). The Actuarial Equivalent of the Pension determined under Section 7.1(a) shall be determined as of the Participant's Annuity Starting Date and by using the interest rate specified in Section 2.1(c) or, if it would produce a greater benefit, the interest rate that would be used (determined as of January 1 of the Plan Year in which such Pension payments commence) by the PBGC for purposes of determining the present value of a lump sum distribution on plan termination.

            (c) MARRIED PARTICIPANT WITHOUT ELIGIBLE SPOUSE. If (i) on the date a Participant retires for reasons other than Disability the Participant is married but the Participant's spouse is not an Eligible Spouse, (ii) the Participant and such spouse were married within one (1) year of the Participant's Annuity Starting Date and the Participant and such spouse remain married for one (1) year, such spouse becoming an Eligible Spouse, and (iii) the Participant and his spouse do not elect in accordance with Section 7.3(a) not to receive his Pension in the form specified in Section 7.1(b), then the Participant's Pension shall, upon the date the spouse becomes an Eligible Spouse, become payable in the form of a Qualified Joint and Survivor Annuity. The first payment under such Qualified Joint and Survivor Annuity shall be the payment for the month immediately following the month during which the Participant's spouse became an Eligible Spouse. The amount of such Pension shall be calculated pursuant to the provisions of Section 7.1(b) except that the amount payable to the Participant shall be determined so that the discounted present value of the aggregate of the Pension payments expected to be received by the Participant and his Eligible Spouse will be the Actuarial Equivalent of the Pension provided for in Section 7.1(a) (except to the extent such Pension is or has been modified by a Qualified Domestic Relations Order) on the basis of the Participant's life expectancy on the date his spouse becomes an Eligible Spouse. The Participant's death on or after the date his spouse becomes an Eligible Spouse and prior to the beginning of the month following such date shall not deprive the spouse of the survivor annuity that becomes contingently payable on the date such spouse becomes an Eligible Spouse.

      7.2   OPTIONAL PENSION FORMS.  By making the election described in
Section 7.3(a) and by giving written notice to the Administration Committee during the election period specified in Section 7.3(a), a Participant who retires for reasons other than Disability may elect to receive a Pension payable in one of the following forms in lieu of the normal form provided for in Section 7.1(a) or the form of Pension provided for in Section 7.1(b) but in an amount that is Actuarially Equivalent to the normal form of Pension provided for in Section 7.1(a):

        (a) LIFE ANNUITY WITH FIVE (5) YEARS CERTAIN. With respect to an ICC Plan Participant, a life annuity with sixty (60) monthly Pension benefit payments guaranteed so that upon the death of the retired Participant on or after his Annuity Starting Date but before the guaranteed number of monthly Pension benefit payments has been made, the remainder of such guaranteed number of monthly Pension benefit payments shall be paid as they become due to the Beneficiary designated by the retired Participant. In the event of the death of the Beneficiary

       EX-99.1-48


after the Retired Participant's death but before such guaranteed number of monthly Pension benefit payments have been made, the remainder of such guaranteed number of monthly pension benefit payments shall be commuted into one sum and paid to such Beneficiary's executors or administrators. If there is no Beneficiary living at the date of such Retired Participant's death, the remainder of the guaranteed number of monthly Pension benefit payments shall be commuted into one lump sum and paid to the Retired Participant's executors or administrators.

            (b) CONTINGENT ANNUITY. A reduced Pension for the life of the Participant and an amount equal to one hundred percent (100%), seventy-five percent (75%) or fifty percent (50%) at the Participant's election, of his reduced monthly Pension benefit to be paid to his designated Beneficiary, who shall be the Participant's contingent annuitant, provided such Beneficiary is living at the retired Participant's death.

If the Beneficiary is the spouse of the retired Participant, the benefit payable under this option is payable without restriction. If, however, the Beneficiary is any person other than the spouse of the retired Participant, the benefit payable under this option shall be limited to the extent that the present value of the payments to be made to the Participant during his lifetime shall be more than fifty percent (50%) of the present value of the total payments to be made to the Participant and the Beneficiary under this option.

Monthly payments to the annuitant shall commence on the first day of the month next following the month in which the death of the retired Participant occurs, provided the Beneficiary is then living, and monthly benefit payments shall continue with the last monthly payment due immediately preceding the death of the contingent annuitant.

If the death of the Beneficiary or the Participant occurs before the Participant's Annuity Starting Date, any election of this option shall be deemed null and void and the normal form of pension shall again become operative as though this contingent annuitant had not been elected. If the Beneficiary predeceases the retired Participant after the Participant's Annuity Starting Date, retirement benefit payments shall terminate with the monthly payment due immediately preceding the retired Participant's death.

            (c) LIFE ANNUITY WITH TEN (10) YEARS CERTAIN. In the case of an ICC Plan Participant whose Employment Commencement Date is prior to January 1, 1985, or in the case of a Wescar Plan Participant, a life annuity with one hundred and twenty (120) monthly Pension benefit payments guaranteed so that upon the death of the retired Participant on or after his Annuity Starting Date but before the guaranteed number of monthly Pension benefit payments has been made, the remainder of such guaranteed number of monthly Pension benefit payments shall be paid as they become due to the Beneficiary designated by the retired Participant. In the event of the death of the Beneficiary after the Retired Participant's death but before such guaranteed number of monthly Pension benefit payments have been made, the remainder of such guaranteed number of monthly pension benefit payments shall be commuted into one sum and paid to such Beneficiary's executors or administrators. If there is no Beneficiary living at the date of such Retired Participant's death, the remainder of the guaranteed number of monthly Pension benefit payments shall be commuted into one lump sum and paid to the Retired Participant's executors or administrators.

       EX-99.1-49


            (d) SOCIAL SECURITY INTEGRATED BENEFIT. In the case of an ICC Plan Participant whose Employment Commencement Date is prior to January 1, 1985, a monthly Pension benefit payable in such amounts so that the Participant's monthly benefit under this Plan prior to his Social Security Commencement Date will generally equal the sum of his monthly benefit under this Plan and his monthly Social Security Benefit after his Social Security Commencement Date. For purposes of this option:

                  (i) Social Security Commencement Date means the earlier of the first day of the first month in which the Participant's Social Security Benefit is to commence, or, the first day of the month next following his sixty-fifth (65th) birthday.

            (ii) Social Security Benefit means the yearly Primary Insurance Amount, or portion thereof, which the Participant is expected to receive under Title II of the Federal Social Security Act, calculated on a monthly basis.

A Participant's Social Security Commencement Date and Social Security Benefit shall be determined by the Administrative Committee based on the Federal Social Security Act as it exists on the Participant's Annuity Starting Date. A Participant may elect this option only if his Annuity Starting Date precedes his Social Security Commencement Date. Upon the death of a retired Participant, his designated Beneficiary shall be entitled to receive a single sum cash payment in an amount equal to:

            (i) The Participant's Contributions to this Plan (which have not been withdrawn) with Credited Interest to the date his pension payments actually commenced, minus

            (ii) The sum of the monthly retirement benefit payments which shall have become payable prior to the Participant's death; provided, however, that any portion of such Participant's monthly retirement benefit payments which represents his Supplemental Retirement Benefit shall be excluded.

      7.3   PARTICIPANT PENSION PAYMENT ELECTIONS.

            (a) ELECTION NOT TO TAKE QUALIFIED JOINT AND SURVIVOR ANNUITY OR SINGLE LIFE ANNUITY. A Participant who qualifies for the Qualified Joint and Survivor Annuity or Single Life Annuity may elect to receive his Pension in one of the forms described in Sections 7.1(a) or 7.2, or revoke such an election, provided that the Participant notifies the Administration Committee in writing of such election or revocation of election on an appropriate form supplied by the Administration Committee for this purpose. Notwithstanding the foregoing, in the case of a Participant who has at least one (1) Hour of Service or one
(1) hour of paid leave on or after August 22, 1984, no election made under this
Section 7.3(a) during any Plan Year commencing after December 31, 1984, shall be effective unless the Eligible Spouse of the Participant consents in writing to such election, such election designates a specific nonspouse beneficiary or a form of benefits which may not be changed without spousal consent (or the consent of the spouse expressly permits designations by the Participant without any requirements of further spousal consent), and such consent acknowledges both the designation, if any, of a specific nonspouse

       EX-99.1-50

beneficiary and the effect of such election, and is witnessed by a member of the Administration Committee or a notary public or it is established to the satisfaction of the Administration Committee that the consent of an Eligible Spouse cannot be obtained because the Eligible Spouse cannot be located or such other circumstances as the Secretary of the Treasury may prescribe by regulation exist.

The Administration Committee shall furnish to each Participant who is eligible to make an election under this Section 7.3(a) a written explanation in nontechnical language of:

                  (i) The terms and conditions of the Qualified Joint and Survivor Annuity or Single Life Annuity;

                  (ii) The Participant's right to make, and the effect of, an election to waive the Qualified Joint and Survivor Annuity or Single Life Annuity form of benefit;

                  (iii) The rights of the Participant's Eligible Spouse under this Section 7.3(a) with respect to such waiver election; and

            (iv) The right to make, and the effect of, a revocation of an election to waive the Qualified Joint and Survivor Annuity or Single Life Annuity form of benefit.

If such notification is made by mail or personal delivery, it shall be made by such time as to reasonably assure that it will be received by the Participant at least thirty (30) days and not more than ninety (90) days before the Annuity Starting Date. Notice of the election may be given by alternative means, which must be reasonably calculated to reach the attention of the Participant on or about the time period specified in the preceding sentence and continue to reach the attention of the Participant during the period in which he may make the election (as, for example, by posting or repeated publication). A Participant may make an election not to take a Qualified Joint and Survivor Annuity or Single Life Annuity in favor of a Pension payable in a form prescribed by Sections 7.1(a) or 7.2 hereof at any time during the ninety (90) day period preceding the Annuity Starting Date. In addition, a Participant who has separated from Service and who has a spouse who is not an Eligible Spouse may make the election provided for in the immediately preceding sentence during the period beginning on the first day of the ninety (90) day period ending on his Annuity Starting Date and ending with the date his spouse becomes an Eligible Spouse. Furthermore, a Participant may request additional information regarding the Qualified Joint and Survivor Annuity or Single Life Annuity during the sixty (60) day period following the date the above explanation is mailed or personally delivered or otherwise communicated to such Participant. If the Participant requests additional information, the Participant may make an election not to take a Qualified Joint and Survivor Annuity or Single Life Annuity any time during the sixty (60) day period following the date the original requested information is mailed or personally delivered to such Participant.

Notwithstanding the preceding provisions, in no event shall the period during which a Participant may elect not to take a Qualified Joint and Survivor Annuity or Single Life Annuity in favor of a Pension payable in a form specified in Section 7.1 or 7.2 hereof or to revoke such election expire earlier than the Annuity Starting Date.

       EX-99.1-51

A Participant may revoke an election made pursuant to this Section 7.3(a) during the ninety (90) day period ending on the Annuity Starting Date (and in the case of a Participant who separates from Service with a spouse who is not an Eligible Spouse, ending on the date his spouse becomes an Eligible Spouse), and the Participant may make a new election thereafter if it otherwise complies with this Section 7.3(a). A Participant's election not to take a Qualified Joint and Survivor Annuity or Single Life Annuity, if timely made, is effective on the date the Participant's payment of benefits is to commence under Article
V. A Participant's revocation of an election not to take a Qualified Joint and Survivor Annuity or Single Life Annuity is effective on the date the Participant notifies the Administration Committee thereof in accordance with this Section 7.3(a). Any such new election or revocation of any election previously made shall be made in accordance with the provisions of this Section 7.3(a).

            (b) CONDITIONS OF ELECTION OF OPTIONAL FORM. The Participant shall not make any election for an optional form of Pension benefit under which the present value of the Pension payable solely to the Participant will not be greater than fifty percent (50%) of the present value of the total Pension payable to the Participant and his Beneficiaries; provided, however, that if the Participant elects a Qualified Joint and Survivor Annuity described in
Section 7.2(b) hereof, and his contingent annuitant is his spouse, the preceding limitation shall not apply. The Administration Committee shall determine "present value" as of the date the Trustee is to commence payment of the Pension to the Participant. If the Administration Committee determines to disallow a Participant's election, it shall direct the Trustee in writing to commence payment of the Participant's Pension to him in the normal form specified in Section 7.1. The Administration Committee shall apply the provisions of this Section 7.3(b) in a nondiscriminatory and uniform manner.

      7.4 QUALIFIED PRE-RETIREMENT SURVIVOR ANNUITY. A Participant who has at least one (1) Hour of Service or at least one (1) hour of paid leave on or after August 23, 1984, and has a Vested Accrued Benefit and dies before the Annuity Starting Date and who has a surviving Eligible Spouse, shall automatically have provided for such Eligible Spouse a Qualified Pre-Retirement Survivor Annuity. Except to the extent provided in a Qualified Domestic Relations Order, the Eligible Spouse of such a Participant shall be the Participant's sole beneficiary to receive the death benefits which may be payable on his behalf in the event of his death prior to his Annuity Starting Date. A Qualified Pre-Retirement Survivor Annuity is a survivor annuity for the life of the surviving Eligible Spouse of the Participant pursuant to which, except to the extent modified by a Qualified Domestic Relations Order, payments to the surviving Eligible Spouse are:

            (a) In the case of a Participant who dies on or after the earliest date on which he could retire under the Plan but before payment of his benefits has commenced, one-half (1/2) of the annual benefit that would have been payable to the Participant if he had retired on the first day of the month following his death and elected that his Pension commence:

                  (i)   At age sixty-five (65); or

            (ii) If the Participant had postponed his retirement past his Normal Retirement Date, at his date of death, as a straight life annuity; and

       EX-99.1-52

            (b) In the case of a Participant who dies before the date he becomes eligible for an Early Retirement Pension, equal to the amount that would be payable as a survivor annuity under the Qualified Joint and Survivor Annuity provided under this Plan if such Participant had:

                  (i)   Separated from Service on the date of death;

                  (ii) Survived to the date on which he would have become eligible for an Early Retirement Pension;

                  (iii) Retired with an immediate Qualified Joint and Survivor Annuity on the date he became eligible for an Early Retirement Pension; and

                  (iv) Died on the day after the day on which such Participant would have become eligible for an Early Retirement Pension.

A Participant may not elect to waive payment of the Qualified Pre-Retirement Survivor Annuity. The earliest period for which a surviving Eligible Spouse may receive a payment under a Qualified Pre-Retirement Survivor Annuity shall be not later than the month in which the Participant would have become eligible for an Early Retirement Pension. There shall be no duplication between the benefits provided under this Section 7.4 and Sections 7.2 (regarding optional pension forms) and 8.1 (regarding the pre-retirement death benefit) hereof, (I.E., the benefits provided under each such Section shall be inclusive of the benefits provided under the other).

      7.5 METHODS OF BENEFIT PAYMENT. Pensions shall in general be payable by the Trustee directly to the Participant entitled thereto. However, the Administration Committee, in lieu of instructing the Trustee to pay the Pension to which a Participant is entitled directly from the funds of the Trust, may instruct the Trustee to purchase from an insurance company selected by the Administration Committee a non-transferable annuity contract which will provide pension and other benefits in an amount identical to that to which the Participant is entitled under this Plan. If an annuity contract is purchased for the benefit of a Participant from an insurance company, the contract may either be assigned to the Participant or held by the Trustee for the benefit of such Participant pursuant to instructions from the Administration Committee.

      7.6 DISTRIBUTIONS ON TERMINATION OF EMPLOYMENT FOR REASONS OTHER THAN RETIREMENT. If a Participant terminates Service for any reason and he has a Vested Accrued Benefit not in excess of Three Thousand Five Hundred Dollars ($3,500) or such Participant is not vested, distributions shall be made in accordance with the following provisions:

            (a) LUMP-SUM CASHOUT DISTRIBUTION WHEN VESTED ACCRUED BENEFIT NOT IN EXCESS OF $3,500. If a Participant terminates Service for any reason with a Vested right to all or part of his Accrued Benefit and the present value of the Participant's Vested Accrued Benefit is not in excess of Three Thousand Five Hundred Dollars ($3,500), unless the Participant elects a direct transfer under this Section 7.6(a), the Administration Committee shall direct the Trustee to distribute the present value of the Participant's Vested Accrued Benefit in a single sum as soon as practicable following the Participant's termination of employment. Alternatively, the

       EX-99.1-53

Participant may elect to transfer all or a portion of his Vested Accrued Benefit to either (i) a plan qualified under section 401(a) of the Code which accepts direct transfer contributions, (ii) an individual retirement account described in section 408(a) of the Code, (iii) an individual retirement annuity described in section 408(b) of the Code (other than an endowment contract), or
(iv) an annuity plan described in section 403(a) of the Code; provided that such payment exceeds Two Hundred Dollars ($200) and otherwise qualifies for transfer pursuant to section 401(a)(31) of the Code. If a Participant elects a direct transfer under this Section 7.6(a) the Administrative Committee will direct the Trustee to transfer all or a portion of the Participant's Vested Accrued Benefit to the eligible retirement arrangement specified by the Participant. If a Participant elects to transfer only a portion of his Pension under this Section 7.6(a), the remainder of his Pension shall be distributed in a single sum. The Administration Committee shall prescribe the procedures a Participant must follow to request a direct transfer of his Pension pursuant to this Section 7.6(a).

Notwithstanding the foregoing, however, no such distribution or transfer may be made after the Annuity Starting Date unless the Participant and, if the Participant is married to an Eligible Spouse, such Eligible Spouse (or if the Participant has died with an Eligible Spouse, such surviving Eligible Spouse) consents in writing to such distribution.

For purposes of determining the present value of the Participant's Vested Accrued Benefit, the present value shall be determined as of the date of the proposed distribution on the basis of the LESSER of (i) an eight and one quarter percent (8.25%) per annum interest assumption or (ii) the interest rate which would be used as of January 1 of the Plan Year in which the distribution occurs by the PBGC for purposes of determining the present value of a lump sum distribution on plan termination.

A Participant's Vesting Service and Benefit Service under the Plan shall not be disregarded following the single sum payment of the Participant's Vested Accrued Benefit under this Section 7.6(a). However, if the Participant subsequently returns to employment with the Employer any additional Pension payable to the Participant under the Plan shall be reduced by the Pension that would have been payable under the Plan if the Participant had not received a distribution and had not recommenced participation in the Plan, calculated as of the date the Participant's Pension distributions commence under the Plan.

            (b) DEEMED DISTRIBUTION TO NONVESTED PARTICIPANT. If a Participant terminates Service at a time when such Participant's vested Accrued Benefit equals Zero Dollars ($0), the Participant shall be deemed to receive a distribution of his entire vested Accrued Benefit as of the day he terminates Service.

      7.7 QUALIFIED DOMESTIC RELATIONS ORDERS. During any period in which the issue of whether a Domestic Relations Order is a Qualified Domestic Relations Order is being determined (by the Administration Committee, by a court of competent jurisdiction, or otherwise), the Administration Committee shall direct the Trustee or any insurance company in or through the insurance contracts or policies of which assets of the Plan have been invested (as provided in Section 10.4(q)) to segregate in a separate account or in an escrow account the amount that would

       EX-99.1-54

have been payable to the Alternate Payee during such period if the Domestic Relations Order is determined to be a Qualified Domestic Relations Order.

If within eighteen (18) months the Domestic Relations Order (or modification thereof) is determined to be a Qualified Domestic Relations Order, the Administration Committee shall direct the Trustee or insurance company to pay the segregated account (and any earnings or interest thereon) or the balance held in the escrow account, as applicable, to the person or persons entitled thereto. If within eighteen (18) months it is determined that the order is not a Qualified Domestic Relations Order or the issue as to whether such Domestic Relations Order is a Qualified Domestic Relations Order is not resolved, the Administration Committee shall direct the Trustee or insurance company to pay the segregated account (and any earnings or interest thereon) or the balance of the escrow account, as applicable, to the person or persons who would have been entitled to such amounts if there had been no Domestic Relations Order. Any determination that a Domestic Relations Order is a Qualified Domestic Relations Order which is made after the close of the eighteen (18) month period shall be applied prospectively only.

The Administration Committee shall establish reasonable procedures for determining whether a Domestic Relations Order is a Qualified Domestic Relations Order and to administer distributions under Qualified Domestic Relations Orders. When the Plan receives a Domestic Relations Order, the Administration Committee shall promptly notify the appropriate Participant and any other Alternate Payee of the receipt of such order and the Administration Committee's procedures for determining whether such order is a Qualified Domestic Relations Order. The Administration Committee shall determine whether a Domestic Relations Order is a Qualified Domestic Relations Order within a reasonable period after receipt of such order, and shall within a reasonable time after such determination notify the Participant and each Alternate Payee of such determination.

      7.8 DETERMINATION OF BENEFIT OF TRANSFERRED EMPLOYEES. If a Participant's Vesting Service after January 1, 1976, includes Vesting Service with Transway International Corporation or an entity that is or was a wholly owned subsidiary of Transway International Corporation which has a Requisite Plan (as hereinafter defined), the following rules shall apply:

            (a) Average Monthly Compensation for purposes of this Section 7.8 shall be computed by taking the Compensation of the Participant from any Employer, Transway International Corporation or any wholly owned subsidiary of Transway International Corporation which has a Requisite Plan and is not an Employer hereunder, during the five (5) consecutive calendar years within his last ten (10) years of Benefit Service which yield the highest average divided by sixty (60); provided, however, that no year of Benefit Service shall be counted in which such Participant received compensation which is not taken into account in determining the amount of benefits under this Plan or the Requisite Plan.

            (b) For purposes of Article VI there shall be included Benefit Service with Transway International Corporation or any wholly owned subsidiary of Transway International Corporation which has a Requisite Plan and is not an Employer hereunder; limited, however, to the period of such Benefit Service for which the Participant received credit toward his benefit under such Requisite Plan.

       EX-99.1-55

            (c) The annual benefit to be paid such Participant under this Plan shall be the amount of the appropriate benefit determined under Article VI using the foregoing Average Monthly Compensation and Benefit Service determined by taking into account Section 7.8(b), multiplied by a fraction, the numerator of which shall be the Participant's years of Benefit Service with the Employer; and the denominator of which is the years of Benefit Service of such Participant (taking into account Section 7.8(b)).

            (d) If the sum of the number of years (including fractions of years) used in the numerator of the fraction set forth in Section 7.8(c) and in the numerators of all the fractions under all the Requisite Plans used in making the determination of the benefit to be paid such Participant under each of said Plans exceeds thirty (30), the numerators of this Plan and all the Requisite Plans shall be reduced so that they aggregate thirty (30). The numerator or numerators of the said plans that is or are to be reduced to comply will result in such Participant receiving the maximum aggregate benefit from all such plans.

            (e) A corporation shall be considered a wholly owned subsidiary of Transway International Corporation for purposes of this Section if one hundred percent (100%) of its outstanding stock is owned by Transway International Corporation and/or any one or more of the wholly owned subsidiaries of Transway International Corporation as herein defined.

            (f) A "Requisite Plan" shall mean a defined benefit plan (within the meaning of section 414(j) of the Code) which provides (i) that Benefit Service under such plan will be granted for Service credited under this Plan and (ii) that its benefit is to be prorated in the manner substantially the same as provided in this Section 7.8.

      7.9 CASH WITHDRAWAL BENEFIT. An ICC Plan Participant may, at any time after termination of Service and prior to his attaining age fifty-five (55), if he has completed ten (10) years of Vesting Service (within the meaning of Section 5.5), elect to receive a Cash Withdrawal Benefit (herein so called) in an amount equal to the greater of the present value of his Employee Accrued Benefit or the aggregate of his Participant Contributions under the International Controls Corp. Pension Plan as in effect on June 30, 1984, plus Credited Interest, which benefit shall be paid within ninety (90) days following the receipt of such election by the Administration Committee. If the present value of any Qualified Joint and Survivor Annuity or Qualified Pre-Retirement Survivor Annuity payable with respect to such an ICC Plan Participant (determined in accordance with Section 7.6) exceeds Three Thousand Five Hundred Dollars ($3,500), the foregoing election by an ICC Plan Participant shall not be effective unless the Eligible Spouse, if any, of the ICC Plan Participant consents in writing to such election and such consent acknowledges the effect of such election and is witnessed by a member of the Administration Committee or a notary public. Such spousal consent shall not be necessary if it is established to the satisfaction of the Administration Committee that the consent of the Eligible Spouse cannot be obtained because the Eligible Spouse cannot be located or such other circumstances as the Secretary of the Treasury may prescribe by regulation exist. The Administration Committee will not be deemed to have received the ICC Plan Participant's election to receive a Cash Withdrawal Benefit until it has received, when appropriate, the Eligible Spouse's consent described in the immediately preceding sentence. A Cash Withdrawal Benefit shall, in the case of an ICC Plan Participant who does not have a vested right to his entire Accrued Benefit, be in lieu of all other

       EX-99.1-56

benefits under the Plan unless the Participant resumes Service with the Employer as a Re-Employed Employee, in which case such Participant shall have an Accrued Benefit equal to his Employer Accrued Benefit. A Participant who has a vested right to his entire Accrued Benefit and who elects to receive a Cash Withdrawal Benefit shall have an Accrued Benefit equal to his Employer Accrued Benefit. The amount by which the Participant's Accrued Benefit is reduced under the fourth sentence of this Section 7.9 shall be restored upon repayment by the Participant of the full amount of the Cash Withdrawal Benefit paid plus interest compounded annually at the rate of Credited Interest is being computed on the date of repayment, provided that such repayment must be made within two (2) years of the Employee's resumption of employment covered by the Plan.

- -------------------------
End of Article VII

       EX-99.1-57

                                ARTICLE VIII

                               DEATH BENEFITS

      8.1 BENEFIT FOR PRE-RETIREMENT DEATH. If a Participant other than an ICC Plan Participant dies after earning a vested right to a retirement benefit but before his Annuity Starting Date and a Qualified Pre-Retirement Survivor Annuity is not payable with respect to such Participant, no death benefit shall be payable under this Plan with respect to such Participant. If an ICC Plan Participant dies prior to the first day of the calendar month on which retirement benefits shall commence (whether or not payment is actually made on such date), a Qualified Pre-Retirement Survivor Annuity is not payable with respect to such Participant, and the Participant has not elected to receive a Cash Withdrawal Benefit in accordance with Section 7.9, his designated Beneficiary shall be entitled to receive a Contributory Death Benefit (herein so called) in an amount equal to the aggregate of the Participant's Contributions to the ICC Plan plus Credited Interest to the first day of the month preceding his date of death. If a Participant with respect to whom a Qualified Pre-Retirement Survivor Annuity is payable dies prior to the Annuity Starting Date, the only death benefit payable under this Plan with respect to such Participant shall be such Qualified Pre-Retirement Survivor Annuity.

      8.2   BENEFIT FOR POST-RETIREMENT DEATH.  Upon the death after
Retirement of a single Participant, or a married Participant who has made an election under Section 7.3(a) not to receive his Pension in the form of a Qualified Joint and Survivor Annuity and who is eligible for or receiving a Normal Retirement Pension, Early Retirement Pension or Deferred Vested Pension in either the form specified in Section 7.1(a) or an elected optional form, no Death Benefit Pension shall be provided by the Plan, other than as a part of the benefit payment form elected and which remains effective under Section 7.2. In the case of the death after Retirement of a Participant who is receiving a Qualified Joint and Survivor Annuity, the only death benefit payable under this Plan with respect to such Participant shall be the survivor annuity that is part of the Qualified Joint and Survivor Annuity.

      8.3 PRE-1992 LUMP SUM DEATH BENEFIT. If a Participant or Former Participant dies before January 1, 1992, and after his Normal Retirement Date while receiving a Pension (other than a Deferred Vested Pension) hereunder, his designated Beneficiary shall receive a lump sum death benefit equal to Two Thousand Five Hundred Dollars ($2,500).

This benefit is in addition to any optional retirement benefit which may be in effect in accordance with Article VII at the time of the retired Participant's death. In addition, any individual who was entitled to the above benefit under the Prior Plan and on whose behalf the above benefit was not paid under the Prior Plan shall be entitled to receive such benefit under this Plan.

      8.4 DESIGNATION OF BENEFICIARIES. Except to the extent Sections 7.1(b), 7.1(c), and 7.4 limit a Participant's right to designate a Beneficiary, each Participant may from time to time designate, in writing, a Beneficiary to whom the Trustee shall pay any benefits to which such Beneficiary may be entitled hereunder in the event of the Participant's death. The Administration Committee shall prescribe the form for the written designation of Beneficiaries. A Participant's

       EX-99.1-58

filing such form with the Administration Committee shall effectively revoke all Beneficiary designations filed prior to that date by such Participant. Each such designation may be revoked by the Participant by signing and filing a new Beneficiary designation form with the Administration Committee.

If a Qualified Joint and Survivor Annuity or Qualified Pre-Retirement Survivor Annuity is not payable with respect to a deceased Participant and such Participant has failed to name a Beneficiary in the manner above prescribed, or if the Beneficiary named by a deceased Participant predeceases the Participant, the death benefit, if any, which may be payable under this Plan with respect to such deceased Participant shall be paid, to the first of the following persons who survive the Participant by at least thirty (30) days:

            (i) A person otherwise designated by such Participant as the beneficiary of such benefits;

                  (ii)  The Participant's spouse;

                  (iii) Equally among the Participant's descendants;

                  (iv)  The Participant's parents;

                  (v)   Equally among the Participant's heirs at law; or

                  (vi) The legal representative or representatives of the Participant's estate.

Any payment made to any person pursuant to the power and discretion conferred upon the Administration Committee by the preceding sentence shall operate as a complete discharge of all obligations under this Plan with respect to such deceased Participant and shall not be subject to review by anyone, but shall be final, binding, and conclusive on all persons ever interested hereunder.

      8.5 CONTINGENT BENEFICIARIES. In the event of the death of a Beneficiary who survives the Participant and who, at the Beneficiary's death, is receiving benefits under Article VII under an annuity form providing for a refund settlement, a survivorship annuity, or a period certain with respect to which death benefits are payable under this Plan after the Participant's death, the amount of such refund or the amount of monthly retirement income that the Beneficiary was receiving, as applicable, shall be payable to a person designated by the Participant to receive the remaining death benefits, if any, payable in the event of such contingency, or, if no person was so named, then to a person designated by the Beneficiary of the deceased Participant to receive the remaining death benefits, if any, payable in the event of such contingency. If no person so designated is living upon the occurrence of such contingency, then the remaining death benefits, if any, shall be payable for the balance of such applicable period, to the first of the following persons who survive the Beneficiary by at least thirty (30) days:

                  (i)   The Participant's spouse;

       EX-99.1-59

                  (ii)  The Beneficiary's spouse;

                  (iii) Equally to the Participant's descendants;

                  (iv)  Equally to Beneficiary's descendants;

                  (v)   The Participant's parents;

                  (vi)  The Beneficiary's parents;

                  (vii) The Participant's heirs at law;

                  (viii)The Beneficiary's heirs at law; or

                  (ix) The legal representative or representatives of the estate of the deceased Beneficiary.

Any payment made to any person pursuant to the power and discretion conferred upon the Administration Committee by the preceding sentence shall operate as a complete discharge of all obligations under this Plan with respect to such deceased Beneficiary, and shall not be subject to any review by anyone, but shall be final, binding, and conclusive on all persons ever interested hereunder.

- ---------------------------
End of Article VIII

       EX-99.1-60

                                 ARTICLE IX

                     EMPLOYER ADMINISTRATIVE PROVISIONS

      9.1 INFORMATION. Each Employer shall, upon request or as may be specifically required hereunder, furnish or cause to be furnished, all of the information or documentation which is necessary or required by the Administration Committee, the Trustee, or any insurance company in or through the insurance contracts or policies of which assets of the Plan have been invested (as provided in Section 10.4(q)) to perform their respective duties and functions under the Plan. For this purpose, the Employer's records shall be conclusive as to all persons.

      9.2 NO LIABILITY. Subject to Article XII, no Employer assumes any obligation or responsibility to any of the Employees, Participants, or Beneficiaries for any act of, or failure to act, on the part of the Administration Committee, the Trustee, or any insurance company in or through the insurance contracts or policies of which assets of the Plan have been invested (as provided in Section 10.4(q)).

      9.3 EMPLOYER ACTION. Any action required of an Employer shall be evidenced by resolution of its board of directors or other governing body or by a person authorized to act by board resolution.

      9.4 INDEMNITY. Each Employer by adoption of this Plan agrees to indemnify and save harmless the Board of Directors, individual Trustee(s), and the members of the Administration Committee, and each of them, from and against any and all loss resulting from liability to which the Board of Directors, individual Trustee(s), and the Administration Committee, or the members of the Board of Directors and Administration Committee, may be subjected by reason of any act or conduct (except willful or reckless misconduct) in their official capacities in the administration of this Plan or Trust, including all expenses reasonably incurred in their defense. In the event that the Employer fails to provide such defense, such liability shall be paid from the Trust Fund; provided that, the indemnification provisions of this Section 9.4 shall not relieve the Board of Directors, individual Trustee(s), or any members of the Administration Committee from any liability they may have under the Act for breach of a fiduciary duty.

      9.5 AMENDMENT TO VESTING SCHEDULE. Although the Company reserves the right to amend the vesting schedule at any time, the Company shall not amend the vesting schedule (and no amendment shall be effective) if the amendment would reduce the vested percentage of any Participant's Accrued Benefit (determined as of the later of the date the Company adopts the amendment, or the date the amendment becomes effective) to a percentage less than the vested percentage computed under the Plan without regard to the amendment.

In the event the vesting schedule of the Plan is amended or any other amendment to the Plan is adopted which directly or indirectly affects the computation of the vested percentage of a Participant's Employer Accrued Benefit under Section 5.4, the Vested Accrued Benefit of any Participant who has completed at least five (5) years of Vesting Service, as defined in

       EX-99.1-61

Section 5.5, shall be computed under the vesting schedule, original or amended, which will result in the greatest vested percentage being credited to the affected Participant.

- ---------------------------
End of Article IX

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 EX-99.1-62


                                  ARTICLE X

                  ADMINISTRATION AND INVESTMENT PROVISIONS

      10.1 APPOINTMENT OF ADMINISTRATION COMMITTEE MEMBERS. The Board of Directors shall appoint an Administration Committee to administer the Plan and to direct Plan investments, the members of which may or may not be Participants in the Plan.

      10.2 TERM. Each member of the Administration Committee shall serve until his successor is appointed. Any member of the Administration Committee may be removed by the Board of Directors, with or without cause, and such Board shall have the power to fill any Administration Committee vacancy which may occur. An Administration Committee member may resign upon written notice to the Board of Directors.

      10.3 COMPENSATION. The members of the Administration Committee shall serve without compensation for services as such, but the Employers shall pay all expenses of the Administration Committee, including the expenses for any bond required under section 412 of the Act. To the extent such expenses are not paid by the Employers, they shall be paid by the Trustee from the Trust Fund.

      10.4 POWERS OF THE ADMINISTRATION COMMITTEE. Subject to Article XII, the Administration Committee shall have the following powers and duties:

            (a) To direct the administration of the Plan in accordance with the provisions herein set forth;

            (b) To adopt rules of procedure and regulations necessary for the administration of the Plan, provided the rules are not inconsistent with the terms of the Plan;

            (c) To determine all questions with regard to rights of Employees, Participants, and Beneficiaries under the Plan, including but not limited to rights of eligibility of an Employee to participate in the Plan, the value of a Participant's Accrued Benefit, and the Vested Accrued Benefit of each Participant.

            (d) To enforce the terms of the Plan and the rules and regulations adopted by it;

            (e) To direct the Trustee with respect to the crediting and distribution of the Trust, as well as in all other matters within its discretion, as provided in the Trust Agreement;

            (f) To direct the Trustee to transfer assets to another trust which constitutes a qualified trust under section 401(a) of the Code and to accept transfers of assets from other trusts which constitute qualified trusts under sections 401(a) and 501(a) of the Code;

       EX-99.1-63


            (g) To review and render decisions respecting a claim for (or denial of a claim for) a benefit under the Plan;

            (h) To furnish the Employers with information which the Employers may require for tax or other purposes;

            (i) To prescribe procedures to be followed by distributees in obtaining benefits;

            (j) To receive from the Employers and from Employees such information as shall be necessary for the proper administration of the Plan;

            (k) To receive and review reports from the Trustee concerning the financial condition and receipts and disbursements of the Trust Fund;

            (l) To require any reports it deems necessary from any insurance company in or through the insurance contracts or policies of which assets of the Plan have been invested pursuant to Section 10.4(q), and to receive and review such reports;

            (m) To maintain, or cause to be maintained, separate accounts in the name of each Participant to reflect the Participant's Accrued Benefit under the Plan;

            (n)   To interpret and construe the Plan; and

            (o) To establish and maintain a funding standard account and to make credits and charges to such account to the extent required by and in accordance with the provisions of section 412 of the Code;

            (p) To direct the Trustee in the investment, reinvestment, and disposition of the Trust Fund, as provided in the Trust Agreement;

            (q) To determine which assets of the Plan are not to be held in and invested through the Trust Fund and to cause all the assets of the Plan that are not to be held in and invested through the Trust Fund to be invested in or through insurance contracts or policies (other than life, health or accident, property, casualty, or liability insurance contracts) issued by an insurance company qualified to do business in a state (within the meaning of section 7701(a)(10) of the Code);

            (r) To require any insurance company in or through the insurance contracts or policies of which assets of the Plan have been invested pursuant to Section 10.4(q) to provide a valuation of such contracts or policies (or, if appropriate, the assets held thereunder) as of the Valuation Date each Plan Year;

            (s) To engage the services of an investment manager or managers (as defined in section 3(38) of the Act), each of whom shall have full power and authority to manage, acquire or dispose (or direct the Trustee with respect to acquisition or disposition) of any Plan asset under its control;

       EX-99.1-64


            (t) To interpret and construe the Plan with respect to the investment, reinvestment and disposition of Plan assets;

            (u) To engage the service of legal counsel (who may, if appropriate, be legal counsel for an Employer) and agents whom it may deem advisable to assist it with the performance of its duties; and

            (v) To select a secretary, who need not be a member of the Administration Committee.

The Administration Committee shall have no power to add to, subtract from, or modify any of the terms of the Plan, or to change or add to any benefits provided by the Plan, or to waive or fail to apply any requirements of eligibility for a Pension under the Plan.

      10.5 MANNER OF ACTION. The decision of a majority of the appointed and qualified members of the Administration Committee shall control. In case of a vacancy in the membership of the Administration Committee, the remaining members of the Administration Committee may exercise any and all of the powers, authorities, duties, and discretions conferred upon such Administration Committee pending the filling of such vacancy. The Administration Committee may, but need not, call or hold formal meetings. Any decisions made or action taken pursuant to written approval of a majority of the then members shall be sufficient for all purposes. The Administration Committee shall maintain adequate records of its decisions.

      10.6 AUTHORIZED REPRESENTATIVE. The Administration Committee may authorize any one of its members, or its secretary, to sign on its behalf any notices, directions, applications, certificates, consents, approvals, waivers, letters, or other documents. The Administration Committee must evidence this authority by an instrument signed by all its respective members and filed with the Trustee.

      10.7 NONDISCRIMINATION. The Administration Committee shall administer the Plan in a uniform, nondiscriminatory manner for the exclusive benefit of the Participants and their Beneficiaries.

      10.8 INTERESTED MEMBER. No member of the Administration Committee may decide or determine any matter concerning the distribution, nature, or method of settlement of his own benefits under the Plan unless he is the sole member of the Administration Committee.

      10.9 FUNDING POLICY. The Administration Committee shall review, not less often than annually, all pertinent Employee information and Plan data in order to establish the funding policy of the Plan and determine the appropriate methods for carrying out the Plan's objectives. The Administration Committee shall communicate annually to the Employers, the Trustee, the Investment Manager, if any, and any insurance company in or through the insurance contracts or policies of which assets of the Plan have been invested (as provided in Section 10.4(q)) the Plan's short-term and long-term financial needs so investment policy can be coordinated with Plan financial requirements.

       EX-99.1-65


      10.10 BOOKS AND RECORDS. The Administration Committee shall maintain, or cause to be maintained, records which will adequately disclose at all times the state of the Trust Fund and of each separate interest therein. The books, forms, and methods of accounting shall be the responsibility of the Administration Committee.

- -----------------------
End of Article X

       EX-99.1-66


                                 ARTICLE XI

                    PARTICIPANT ADMINISTRATIVE PROVISIONS

     11.1 PERSONAL DATA TO ADMINISTRATION COMMITTEE. Each Participant and Beneficiary shall furnish to the Administration Committee evidence, data, or information as the Administration Committee considers necessary or desirable for the purpose of administering the Plan. The provisions of this Plan are effective for the benefit of each Participant upon the condition precedent that each Participant will promptly furnish full, true, and complete evidence, data, and information when requested to do so by the Administration Committee, provided the Administration Committee shall advise each Participant of the effect of his failure to comply with its request.

      11.2 ADDRESS FOR NOTIFICATION. Each Participant and each Beneficiary of a deceased Participant shall file with the Administration Committee, in writing, his post office address, and each subsequent change of such post office address. Any payment or distribution made hereunder, and any communication addressed to a Participant or his Beneficiary, at the last address filed with the Administration Committee, or if no such address has been filed, then at the last address shown by the records of the Employer, shall be deemed to have been delivered to the Participant or his Beneficiary on the date that such distribution or communication is deposited in the United States Mail, postage prepaid, to be forwarded to such address.

      11.3 ASSIGNMENT OR ALIENATION. No benefit payable under the Plan shall be subject in any manner to alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary, except to the extent provided under a Qualified Domestic Relations Order, prior to actually being received by the person entitled to the benefit under the terms of the Plan. Neither the Trust Fund nor the proceeds of any insurance contract or policy in or through which assets of the Plan have been invested (as provided in Section 10.4(q)) shall in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements, or torts of any person entitled to benefits hereunder, except to the extent that under a Qualified Domestic Relations Order the Trustee or an insurance company in or through the insurance contracts or policies of which the assets of the Plan have been invested (as provided in Section 10.4(q)) is required to pay over a Participant's Accrued Benefit hereunder to an Alternate Payee. In the event an Employer, the Trustee, or an insurance company in or through the insurance contracts or policies of which the assets of the Plan have been invested (as provided in Section 10.4(q)) receives written notice of an adverse claim to a benefit distributable or being paid to a Participant, Former Participant or Beneficiary, the Trustee or such insurance company may suspend payment(s) of such benefit until such matter is resolved to the satisfaction of such party.

    11.4 LITIGATION AGAINST THE TRUST. If any legal action filed against the Trustee, Board of Directors, or the Administration Committee, or against any member or members of the Administration Committee or Board of Directors, by or on behalf of any Participant or Beneficiary, results adversely to the Participant or to the Beneficiary, the Trustee shall reimburse itself, the Board of Directors, the Administration Committee, and any member or members of the

       EX-99.1-67

Administration Committee or Board of Directors, for all costs and fees expended by it or them by surcharging all costs and fees against the sums payable under the Plan to the Participant or to the Beneficiary, but only to the extent a court of competent jurisdiction specifically authorizes and directs any such surcharges and then only to the extent permitted under section 401(a)(13) of the Code.

      11.5 INFORMATION AVAILABLE. Any Participant in the Plan or any Beneficiary may examine copies of the Plan's latest annual report, this Plan and Trust, and any contract, or other instrument under which the Plan was established or is operated. The Administration Committee will maintain all of the items listed in this Section 11.5 for examination during reasonable business hours in its office, or in such other place or places as it may designate from time to time in order to comply with the regulations issued under the Act. Upon the written request of a Participant or Beneficiary, the Administration Committee shall furnish him with a copy of any item listed in this Section 11.5. The Administration Committee may make a reasonable charge to the person requesting the copy so furnished.

      11.6 BENEFICIARY'S RIGHT TO INFORMATION. A Beneficiary's right to (and the Administration Committees', or a Trustee's duty to provide to the Beneficiary) information or data concerning the Plan shall not arise until he first becomes entitled to receive a benefit under the Plan.

      11.7  CLAIMS PROCEDURE.

            (a) GENERAL. Upon termination of Service (except in the case of early retirement), prior to or upon becoming entitled to receive a benefit hereunder, a Participant or Beneficiary shall file a claim for such benefit with the Administration Committee at the time and in the manner prescribed by such Administration Committee. Notwithstanding the immediately preceding sentence, the Administration Committee may direct the Trustee to commence payment of a Participant's or Beneficiary's benefits hereunder without requiring the filing of a claim therefore if the Administration Committee has knowledge of such Participant's or Beneficiary's whereabouts and sufficient facts to substantiate his entitlement to a benefit.

            (b) EARLY RETIREMENT BENEFITS. A Participant who is eligible to apply for an Early Retirement Pension under Section 6.2 and elects to do so shall file an application therefore with the Administration Committee at the time and in the manner prescribed by the Administration Committee.

      11.8 APPEAL PROCEDURE FOR DENIAL OF BENEFITS. The Administration Committee shall provide adequate notice in writing to any Participant or to any Beneficiary ("Claimant") whose claim for benefits under the Plan has been denied by the Administration Committee. Such notice must be sent within ninety
(90) days of the date the claim is received by the Administration Committee unless special circumstances require an extension of time for processing the claim. Such extension shall not exceed ninety (90) days and no extension shall be allowed unless, within the initial ninety (90) day period, an extension notice is forwarded to the Claimant indicating the special circumstances requiring the extension and specifying a date by which the Administration

       EX-99.1-68

Committee expects to render its final decision. The Administration Committee's notice of denial to the Claimant shall set forth:

            (a)   The specific reason or reasons for the denial;

            (b) Specific references to pertinent Plan provisions on which the Administration Committee based its denial;

            (c) A description of any additional material and information needed for the Claimant to perfect his claim, along with an explanation of why the material or information is needed;

            (d)   A statement that the Claimant may:

                  (i) Request a review upon written application to the Administration Committee;

                  (ii)  Review pertinent Plan documents; and

                  (iii) Submit issues and comments in writing; and

            (e) A statement that if the Claimant wishes to appeal the adverse determination by the Administration Committee, such appeal must be made in writing to the Administration Committee within sixty (60) days after receipt of the Administration Committee's notice of denial of benefits. The Administration Committee's notice must further advise the Claimant that his failure to appeal the action to the Administration Committee in writing within the sixty (60) day period will render the Administration Committee's determination final, binding, and conclusive.

If the Claimant appeals an adverse determination to the Administration Committee, he, or his duly authorized representative, may submit, in writing, whatever issues and comments he, or his duly authorized representative, feels are pertinent. The Administration Committee shall re-examine all facts related to the appeal and make a final determination as to whether the denial of benefits is justified under the circumstances. The Administration Committee shall advise the Claimant in writing of its decision on his appeal, the specific reasons for the decision, and the specific Plan provisions on which the decision is based. Notice of a decision on appeal shall be given within sixty (60) days of the Claimant's written request for review, unless special circumstances (such as a hearing) would make the rendering of a decision within the sixty (60) day period impracticable, but in no event shall the Administration Committee render a decision regarding the denial of a claim for benefits later than one hundred and twenty (120) days after its receipt of a request for review. If an extension of time for review is required because of special circumstances, written notice of the extension shall be furnished to the Claimant prior to the date the extension period commences.

The Administration Committee's notice of a denial of benefits shall identify the name of each member of the Administration Committee and the name and address of the Administration Committee member to whom the Claimant may forward his appeal.

       EX-99.1-69


      11.9 PLACE OF PAYMENT AND PROOF OF CONTINUED ELIGIBILITY. As required by Section 11.2, each Employee and Beneficiary shall file with the Administration Committee from time to time in writing his post office address and each change of post office address. Any check representing payment hereunder and any communication addressed to an Employee, a former Employee, a retired Employee, or Beneficiary at his last address filed with the Administration Committee, or if no such address has been filed, then at his last address as shown by the records of the Employer, shall be deemed to have been delivered to such person on the date on which such check or communication is deposited in the United States mail.

If the Administration Committee, for any reason, is in doubt as to whether Pension payments are being received by the person entitled thereto, it shall, by registered mail addressed to the person concerned, at his address last known to the Administration Committee, notify such person that all unmailed and future retirement income payments shall be henceforth withheld until he provides the Administration Committee with evidence of his entitlement to such benefit and his proper mailing address.

      11.10 NO RIGHTS IMPLIED. Nothing contained in this Plan, or with respect to the establishment of the Trust, or any modification or amendment to the Plan or Trust, or in the creation of any account, or the payment of any benefit, shall give any Employee, Participant, or Beneficiary any right to continue employment with an Employer or any legal or equitable right against an Employer or any officer, director, or Employee of an Employer, or against the Trustee, or its agents or employees, except as expressly provided by the Plan, the Trust or the Act.

- -------------------------
End of Article XI

       EX-99.1-70


                                 ARTICLE XII

                             FIDUCIARIES DUTIES

     12.1 FIDUCIARIES. The "Fiduciaries" (herein so called) of the Plan shall be the following:

            (a)   The Board of Directors;

            (b)   The Employers;

            (c)   The Administration Committee;

            (d)   The Trustee; and

            (e) Such other person or persons that are designated to carry out fiduciary responsibilities under the Plan in accordance with Section 12.3(c) hereof.

Any person or group of persons may serve in more than one fiduciary capacity with respect to the Plan. A Fiduciary may employ one or more persons to render advice with regard to any responsibility such Fiduciary has under the Plan.

      12.2 ALLOCATION OF RESPONSIBILITIES. The powers and responsibilities of the Fiduciaries are hereby allocated as indicated below:

            (a) BOARD OF DIRECTORS. The Board of Directors shall be responsible for all functions assigned or reserved to it under the Plan and Trust Agreement. Any authority assigned or reserved to the Board of Directors under the Plan and Trust Agreement shall be exercised by resolution of the members of the Board of Directors.

            (b) EMPLOYER. The Employer shall be responsible for all functions assigned or reserved to it under the Plan and Trust Agreement. Any authority assigned or reserved to the Employer under the Plan and Trust Agreement shall be exercised by resolution of the Employer's board of directors.

            (c) ADMINISTRATION COMMITTEE. The Administration Committee shall have the responsibility and authority to control the operation and administration of the Plan in accordance with the terms of the Plan and Trust Agreement, except with respect to duties and responsibilities specifically allocated to other fiduciaries. The Administration Committee shall have the authority to issue written directions to the Trustee to the extent provided in the Trust Agreement. The Trustee shall follow the Administration Committee's directions unless it is clear that the actions to be taken under those directions would be violations of applicable fiduciary standards or would be contrary to the terms of the Plan or Trust Agreement. The Administration Committee shall also have the responsibility and authority to control the investment of the Trust Fund in accordance with the terms of the Plan and Trust Agreement, except with respect to duties and responsibilities specifically allocated to other fiduciaries. The Administration Committee shall

       EX-99.1-71


have the authority to issue written directions to the Trustee to the extent provided in the Trust Agreement. The Trustee shall follow the Administration Committee's directions, unless it is clear that the actions to be taken under those directions would be violations of applicable fiduciary standards or would be contrary to the terms of the Plan or Trust Agreement.

            (d) TRUSTEE. The Trustee shall have the duties and responsibilities set out in the Trust Agreement, subject, however, to direction by the Administration Committee as set out in the Trust Agreement.

            (e) ALLOCATIONS. Powers and responsibilities may be allocated to other Fiduciaries in accordance with Section 12.3 hereof, or as otherwise provided herein or in the Trust Agreement.

This Article XII is intended to allocate to each Fiduciary the individual responsibility for the prudent execution of the functions assigned to it, and none of such responsibilities or any other responsibility shall be shared by two or more of such Fiduciaries unless such sharing shall be provided for by a specified provision of the Plan or Trust Agreement.

      12.3 PROCEDURES FOR DELEGATION AND ALLOCATION OF RESPONSIBILITIES. Fiduciary responsibilities may be allocated as follows:

            (a) The Administration Committee may specifically allocate responsibilities to a specified member or members of the Administration Committee.

            (b) The Administration Committee may designate a person or persons other than a Fiduciary to carry out fiduciary responsibilities under the Plan, provided that the authority granted the Administration Committees under this subparagraph (b) shall not cause any person or persons employed to perform ministerial acts and services for the Plan to be deemed Fiduciaries of the Plan.

            (c) The Administration Committee may appoint an Investment Manager or managers to manage (including the power to acquire and dispose of) the assets of the Plan (or a portion thereof).

            (d) If at any time there be more than one Trustee serving under the Trust Agreement, such Trustees may allocate specific responsibilities, obligations, or duties among themselves in such manner as they shall agree.

Any allocation of responsibilities pursuant to this Section 12.3 shall be made by filing a written notice thereof with the Administration Committee specifically designating the person or persons to whom such responsibilities or duties are allocated and specifically setting out the particular duties and responsibilities with respect to which the allocation or designation is made.

      12.4 GENERAL FIDUCIARY STANDARDS. A Fiduciary shall discharge his duties with respect to the Plan solely in the interest of the Participants and their Beneficiaries and

       EX-99.1-72
            (a) For the exclusive purpose of providing benefits to Participants and their Beneficiaries and defraying reasonable expenses of administering the Plan;

            (b) With the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims;

            (c) By diversifying the investments of the Plan so as to minimize the risk of large losses, unless under the circumstances it is clearly prudent not to do so; and

            (d) In accordance with the documents and instruments governing the Plan, insofar as such documents and instruments are consistent with the provisions of Title I of the Act.

      12.5  LIABILITY AMONG CO-FIDUCIARIES.

            (a) GENERAL. Except for any liability which a Fiduciary may have under the Act, a Fiduciary shall not be liable for the breach of a fiduciary duty or responsibility by another Fiduciary of the Plan except in the following circumstances:

            (i) He participates knowingly in, or knowingly undertakes to conceal, an act or omission of such other Fiduciary, knowing such act or omission is a breach;

                  (ii) His failure to comply with the general fiduciary standards set out in Section 12.4 in the administration of his specific responsibilities which give rise to his status as a Fiduciary has enabled such other Fiduciary to commit a breach; or

            (iii) He has knowledge of a breach by such other Fiduciary and he does not undertake reasonable efforts under the circumstances to remedy the breach.

            (b) CO-TRUSTEES. In the event that there are two or more Trustees serving under the Trust Agreement, each should use reasonable care to prevent a co-Trustee from committing a breach of fiduciary responsibility and they shall jointly manage and control assets of the Plan, except that in the event of an allocation of responsibilities, obligations, or duties among Trustees, a Trustee to whom such responsibilities, obligations, or duties have not been allocated shall not be liable to any person by reason of this Section 12.5, either individually or as a Trustee, for any loss resulting to the Plan arising from the acts or omissions on the part of the Trustee to whom such responsibilities, obligations, or duties have been allocated.

            (c) LIABILITY WHERE ALLOCATION IS IN EFFECT. To the extent that fiduciary responsibilities are specifically allocated either by a Fiduciary or pursuant to the express terms hereof to any person or persons, then such Fiduciary shall not be liable for any act or omission of such person in carrying out such responsibility except to the extent that the Fiduciary violated Section 12.4: (i) with respect to such allocation or designation,
(ii) with respect to the establishment or implementation of the procedure for making such an allocation or designation, (iii) in continuing the allocation or designation, or if the Fiduciary would otherwise be liable in accordance with this Section 12.5.
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 EX-99.1-73

            (d) LIABILITY OF TRUSTEE FOLLOWING ADMINISTRATION COMMITTEE DIRECTIONS. No Trustee shall be liable for following instructions of the Administration Committee given pursuant to Section 12.2(c) and (d).

            (e) NO RESPONSIBILITY FOR EMPLOYER ACTION. Neither the Trustee, nor the Administration Committee, shall have any obligation nor responsibility with respect to any action required by the Plan to be taken by an Employer, any Participant or eligible Employee, nor for the failure of any of the above persons to act or make any payment or contribution, or to otherwise provide any benefit contemplated under this Plan, nor shall the Trustee or the Administration Committee be required to collect any contribution required under the Plan, or determine the correctness of the amount of any Employer contribution.

            (f) NO DUTY TO INQUIRE. Neither the Trustee nor the Administration Committee shall have any obligation to inquire into or be responsible for any action or failure to act on the part of the others.

            (g) LIABILITY OF TRUSTEE WHERE INVESTMENT MANAGER APPOINTED. If an Investment Manager has been appointed pursuant to Section 12.3(c), then neither the Trustee nor the Administration Committee shall be liable for the acts or omissions of such Investment Manager, or be under any obligation to invest or otherwise manage any assets of the Plan which are subject to the management of such Investment Manager.

            (h) SUCCESSOR FIDUCIARY. No Fiduciary shall be liable with respect to any breach of fiduciary duty if such breach was committed before he became a Fiduciary or after he ceased to be a Fiduciary.

- ------------------------
End of Article XII

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 EX-99.1-74



                                ARTICLE XIII

                 DISCONTINUANCE, AMENDMENT, AND TERMINATION

     13.1 DISCONTINUANCE. Each Employer shall have the right, at any time, to suspend or discontinue its participation in the Plan, subject to its obligation to make any contribution called for under the Plan with respect to its past participation, as determined by the Actuary.

      13.2 AMENDMENT. The Board of Directors shall have the right at any time and from time to time to amend the Plan in any manner it deems necessary or advisable in order to qualify (or maintain qualification of) the Plan, the Trust, or any insurance contract or policy in or through which assets of the Plan have been invested (as provided in Section 10.4(q)) under the provisions of section 401(a) of the Code and to amend the Plan in any other manner, provided no amendment shall:

            (a) Except as provided for in Sections 4.4 and 13.11, authorize or permit any of the Trust Fund or assets attributable to any insurance contract or policy in or through which Plan assets have been invested (as provided in Section 10.4(q)), other than such amounts that are required to pay taxes and administration expenses, to be used for or diverted to purposes other than exclusively benefitting the Participants or their Beneficiaries;

            (b) Except as provided for in Sections 4.4 and 13.11, cause or permit any portion of the Trust Fund or assets attributable to any insurance contract or policy in or through which Plan assets have been invested (as provided in Section 10.4(q)) to revert to or become the property of an Employer;

            (c) Increase the duties or responsibilities of the Trustee or the Administration Committees without the written consent of the affected Trustee or the affected members of the Administration Committees; or

            (d)   Decrease a Participant's Accrued Benefit.

The Board of Directors shall make all amendments in writing. Each amendment shall state the date to which it is either retroactively or prospectively effective. The Board of Directors shall transmit any such amendment to the Administration Committee which shall in turn distribute it to any parties entitled to review the same.

      13.3 MERGER, CONSOLIDATION, OR TRANSFER OF ASSETS. In the event of any merger or consolidation of this Plan with, or transfer in whole or in part of the assets and liabilities of the Trust Fund or assets attributable to any insurance contract or policy in or through which Plan assets have been invested (as provided in Section 10.4(q)) to another trust fund held under any other plan of deferred compensation maintained or to be established for the benefit of all or some of the Participants, the assets of the Trust Fund or assets attributable to any insurance contract or policy in or through which Plan assets have been invested (as provided in Section 10.4(q)) and applicable to such Participants shall be transferred to the other trust fund only if:

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 EX-99.1-75


            (a) Each Participant would, if either this Plan or the other then terminated, receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation, or transfer (if this Plan had then terminated), and a certification from the Actuary to this effect is obtained and filed with the Secretary of the Treasury or his delegate at least thirty (30) days prior to the consummation of such merger, consolidation or transfer;

            (b) Resolutions of the Board of Directors and of any new or successor employer of the affected Participants shall authorize such transfer of assets, and, in the case of the new or successor employer of the affected Participants, its resolution shall include an assumption of liabilities with respect to such Participants' inclusion in the new or successor employer's plan, and

            (c) Such other plan and trust are qualified and exempt within the meaning of sections 401(a) and 501(a) of the Code.

      13.4 TERMINATION. Subject to the provisions of Section 13.1, each Employer shall have the right to terminate its participation in the Plan at any time with respect to its Eligible Employees who are Participants. The Plan shall terminate upon the first to occur of the following:

            (a) The date terminated by action of the Board of Directors or other governing body; or

            (b) The date terminated by action of the Pension Benefit Guaranty Corporation.

An Employer's participation in the Plan shall terminate on:

            (a) The date the Employer shall be judicially declared bankrupt or insolvent; or

            (b) The dissolution, merger, consolidation, or reorganization of the Employer, unless the successor to the Employer, if any, makes provision to continue to participate in the Plan in accordance with Section 13.9, in which event the successor or purchaser shall be substituted as an Employer under this Plan.

      13.5 VESTING ON TERMINATION. Notwithstanding any other provision of the Plan to the contrary, upon the date of full or partial termination of the Plan an affected Participant's right to his Accrued Benefit shall become one hundred percent (100%) vested. The value of such Accrued Benefit shall be determined on the date the Accrued Benefit becomes fully vested. The Administration Committee shall interpret and administer this Section 13.5 in accord with the intent and scope of the regulations issued under section 411(d)(3) of the Code.

      13.6 PROCEDURE ON TERMINATION. In the event of termination of the Plan or permanent discontinuance of Employer contributions, the Company shall, in its sole discretion, authorize any one of the following procedures:

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 EX-99.1-76


            (a) CONTINUE PLAN. To continue the Plan in operation in all respects until the Trustee and all insurance companies in or through the insurance contracts or policies of which Plan assets have been invested (as provided in Section 10.4(q)) have distributed all benefits under the Plan, except that no further persons shall become Participants, no further Employer contributions shall be made, all Accrued Benefits shall be fully vested and nonforfeitable, and no further payments shall be made except in distribution of the Trust Fund or the assets under such insurance contracts or policies to Participants and Beneficiaries and in payment of ad pnistration expenses; or

            (b) LIQUIDATE PLAN. To wind up and liquidate the Plan, Trust, and all insurance contracts or policies in or through which assets of the Plan have been invested (as provided in Section 10.4(q)) and distribute the assets thereof (after deduction of all expenses) to the Participants, Former Participants, and Beneficiaries in accordance with their respective Accrued Benefits as then determined.

If the Company makes no election before or concurrent with termination, then subsection (b) will govern distribution of the Trust Fund and the proceeds of any insurance contracts or policies in or through which assets of the Plan have been invested (as provided in Section 10.4(q)).

      13.7 PARTIAL TERMINATION. Upon termination of this Plan with respect to a group of Participants which constitutes a partial termination of the Plan, the Administration Committee shall instruct the Trustee and any insurance company in or through the insurance contracts or policies of which Plan assets have been invested (pursuant to Section 10.4(q)) to allocate and segregate for the benefit of the Participants with respect to which the Plan is being terminated the proportionate interest of such Participants in the Trust Fund or such insurance contracts or policies. Such proportionate interest shall be determined by the Actuary. The Actuary shall make this determination upon the basis of the contributions made by the affected Employer, the provisions of this Article XIII, and such other considerations as the Actuary deems appropriate. The Fiduciaries shall have no responsibility with respect to the determination of any such proportionate interest.

The funds so allocated and segregated shall be used by the Trustee or Administration Committee to pay benefits to or on behalf of the affected Participants in accordance with Section 13.8.

      13.8 LIQUIDATION OF TRUST FUND AND INSURANCE CONTRACTS. Upon termination or partial termination of the Plan, the assets of the Trust Fund and the proceeds of any insurance contracts or policies in or through which assets of the Plan have been invested (as provided in Section 10.4(q)), or the portion thereof segregated in accordance with Section 13.7, which are allocable to the terminating Participants shall be liquidated (after provision is made for the expenses of liquidation) by the payment or provision for payment of benefits in the following order of priority:

            (a) FIRST, in the case of benefits payable as an annuity, (i) in the case of the benefit of a Participant or Beneficiary which was in pay status as of the beginning of the three (3) year period ending on the effective date of the Plan's termination, to each such benefit, based on the provisions of the Plan (as in effect during the five (5) year period ending on such date)

       EX-99.1-77

under which such benefit would be the least, and (ii) in the case of a Participant's or Beneficiary's benefit (other than a benefit described in (i) above) which would have been in pay status as of the beginning of such three
(3) year period if the Participant had retired prior to the beginning of the three (3) year period and if his benefits had commenced (in the normal form of Pension under Section 7.1(a) or (b)), as of the beginning of such period, to each such benefit based on the provisions of the Plan (as in effect during the five (5) year period ending on such date) under which the benefit would be the least. For purposes of (i) above, the lowest benefit in pay status during a three (3) year period shall be considered the benefit in pay status for such period.

                  SECOND, to all other benefits (if any) due individuals under the Plan to the extent guaranteed under the termination insurance provisions of the Act.

                  THIRD, to all other nonforfeitable benefits under the Plan.

                  FOURTH, to all other benefits under the Plan.

            (b) If the assets available for allocation under any priority category (other than the third or fourth priority category) are insufficient to satisfy in full the benefits of all individuals described in such category, the assets shall be allocated pro rata among such individuals on the basis of the present value (as of the termination date) of their respective Accrued Benefits.

            (c) The Actuary shall calculate the allocation of the assets of the Trust Fund or the proceeds of any insurance contracts or policies in or through which assets of the Plan have been invested (as provided in Section 10.4(qq) in accordance with the above priority categories, and certify his calculations to the Trustee and the Administration Committee. Notwithstanding the provisions of subsection (a) above, in the event at the date of termination of the Plan such provisions conflict with the then applicable provisions of the Act or regulations issued thereunder, the provisions of the Act or its regulations shall control.

            (d) No liquidation of assets and payment of benefits (or provision therefor) shall actually be made by the Trustee until after it is advised by the Company in writing that applicable requirements, if any, of the Act governing termination of "employee pension benefit plans" have been, or are being, complied with or that appropriate authorizations, waivers, exemptions, or variances have been, or are being obtained.

      13.9 SUCCESSOR EMPLOYER. In the event of the dissolution, merger, consolidation, or reorganization of an Employer, provision may be made by which the successor employer can continue to participate in the Plan and Trust, and, in that event, such successor shall be substituted for the Employer under this Plan. The substitution of the successor employer shall constitute an assumption of Plan liabilities by the successor, and the successor employer shall have all of the powers, duties and responsibilities of the Employer under the Plan.

      13.10 MANNER OF DISTRIBUTION. Subject to the provisions of this Article XIII, any distribution due on or after termination of the Plan may be made, in whole or in part, to the

       EX-99.1-78

extent that no discrimination in value results, in cash, in securities, or other assets in kind, or in nontransferable annuity contracts, as the Administration Committee, in its discretion, shall determine.

      13.11 RESIDUAL AMOUNTS. In no event shall an Employer receive any amounts from the Trust Fund or proceeds from any insurance contracts or policies in or through which assets of the Plan have been invested (as provided in Section 10.4(q)) upon termination of the Plan, except that, notwithstanding any other provision of the Plan to the contrary, an Employer shall receive such amounts, if any, as determined by the Administration Committee, as may remain after the satisfaction of all liabilities of the Plan, such amounts arising out of any variance between actual requirements and expected actuarial requirements.

      13.12 TRANSFER OF ASSETS AND LIABILITIES FROM ICC PLAN AND WESCAR PLAN. Subject to such rules as the Administration Committee shall prescribe, the assets and liabilities attributable to active and former employees (other than those individuals actively employed by International Controls Corp. on January 1, 1988 and who were subject to the provisions of the Stock Purchase Agreement between International Controls Corp. and Datron Inc. dated May 6, 1988) under the ICC Plan may be transferred to this Plan and the assets and liabilities attributable to active and former employees under the Wescar Plan may be transferred to this Plan.


- ---------------------------
End of Article XIII





























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
       EX-99.1-79

                                 ARTICLE XIV

                              PLAN TERMINATION

      Upon the termination of the Plan, the annual pension benefit payments to a Participant who is among the twenty-five (25) highest Highly Compensated Employees and the twenty-five (25) highest Highly Compensated Former Employees shall be restricted to an amount equal to the payments that would be made on behalf of the Participant under a single life annuity that is the Actuarial Equivalent of the Participant's Accrued Benefit under the Plan. The foregoing restrictions will not apply, however, if one of the following conditions are satisfied:

            (a) After payment to an Employee described in the preceding paragraph of all of his benefits under the Plan, the value of the Plan assets equals or exceeds one hundred and ten percent (110%) of the value of current liabilities, as defined in section 412(l)(7) of the Code, or

            (b) The value of "benefits" for an Employee described in the preceding paragraph is less than one percent (1%) of the value of current liabilities, or

            (c) The value of benefits payable to the Employee under the Plan does not exceed the amount described in section 411(a)(11)(A) of the Code regarding the restrictions on mandatory lump sum distributions of less than Three Thousand Five Hundred Dollars ($3,500).

The term "benefits" for purposes of this Article XIV includes any periodic income, any withdrawal values payable to a living Participant, and any death benefits not provided for by insurance on the Participant's life.
- ---------------------------
End of Article XIV
























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
       EX-99.1-80

                                 ARTICLE XV

                        ADOPTION OF PLAN BY AFFILIATE

      15.1 ADOPTION BY AFFILIATES. Any corporation (within the meaning of section 7701(a)(3) of the Code) that is a Related Employer, may, with the consent and approval of the Company, by formal resolution of its own board of directors or other governing body, adopt the Plan and the Trust for its Eligible Employees and thereby, from and after the specified effective date of the adoption, become an Employer under this Plan. Such adoption shall be effectuated by and evidenced by a formal resolution of the Board of Directors consenting to and containing or incorporating by reference such formal resolution of the adopting corporation.

The adoption resolution shall become, as to such adopting corporation and its Employees, a part of the Plan as then amended. It shall not be necessary for the adopting corporation to sign or execute the original or then amended Plan and Trust documents. The effective date of the Plan for any such adopting corporation shall be that stated in the resolution of the adopting corporation, and from and after such effective date the adopting corporation shall assume all the rights, obligations and liabilities of an Employer hereunder and under the Trust. The administrative powers and control of the Board of Directors, as now or hereafter provided in the Plan and Trust, including the sole right of amendment of this Plan as provided in Section 13.2, and of appointment and removal of the members of the Administration Committees and the Trustee and its successors, shall not be diminished by reason of the participation of any such adopting corporation in the Plan and Trust.

      15.2 WITHDRAWAL BY EMPLOYER. Any participating Employer by action of its board of directors or other governing body and notice to the Board of Directors and the Trustee, may withdraw from the Plan and Trust at anytime without affecting other Employers not withdrawing, by complying with the provisions of the Plan and Trust. Termination of the Plan as it relates to an Employer upon its withdrawal shall be governed by the provisions of Article
XIII. A withdrawing Employer may arrange for the continuation by itself or its successors of this Plan and Trust in separate form for its own Employees, with such amendments, if any, as it may deem proper, or may arrange for continuation of the Plan and Trust by merger with an existing plan and trust qualified under sections 401(a) and 501(a) of the Code and transfer of Trust assets, subject to the limitations of Section 13.3. The Board of Directors may, in its absolute discretion, by resolution, terminate an adopting Employer's participation at any time when in the judgment of the Board of Directors such adopting Employer fails or refuses to discharge its obligations under the Plan following such prior notice and opportunity to cure as may be appropriate under the circumstances. Upon withdrawal of an Employer from the Plan the Administration Committee, upon the advice of the Actuary, shall calculate the share of the assets of the Plan allocable to the Employer and set such assets apart for transfer to a successor plan or distribution under Article XIII, as applicable.

      15.3 ADOPTION CONTINGENT UPON INITIAL AND CONTINUED QUALIFICATION. The adoption of the Plan and Trust by a corporation as provided in Section 15.1 is made subject to the condition precedent that the adopting corporation and the Plan as adopted meet all the statutory

       EX-99.1-81

requirements for qualified plans under the Code for its Employees. The adopting corporation may, or at the request of the Company shall, request an initial letter of determination from the appropriate District Director of Internal Revenue to the effect that the Plan and Trust, as herein set forth or as amended with respect to the adopting corporation, meet the requirements of the applicable federal statutes for tax qualification purposes for such adopting corporation and its Employees. In the event the Plan or the Trust in its operation, becomes disqualified for any reason as to an Employer and its Employees, the portion of the Trust Fund allocable to them shall be segregated as soon as is administratively feasible, pending (1) the prompt requalification of the Plan and Trust as to such Employer and its Employees to the satisfaction of the Internal Revenue Service, so as not to adversely affect the continued qualified status of the Plan and Trust as to all other Employers and Employees, or (2) as provided in Section 15.2 above, the prompt withdrawal of such Employer from this Plan and Trust and a continuation by itself or its successor of a plan and a trust separate and apart from this Plan and Trust, or by merger with another existing qualified plan and trust by a transfer of its said segregated portion of Trust assets, or (3) the prompt termination of its participation in the Plan and Trust as to itself and its Employees.

      15.4 NO JOINT VENTURE IMPLIED. The adoption of the Plan by any Employer shall not create a joint venture or partnership relationship between it and any other Employer. Any rights, duties, liabilities and obligations assumed or incurred hereunder by any Employer, or imposed upon any Employer by the provisions of the Plan, shall relate to and affect such Employer alone.



- -----------------------
End of Article XV


























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                                 ARTICLE XVI
                      THE TRUST AND INSURANCE CONTRACTS

      16.1 PURPOSE OF THE TRUST FUND AND INSURANCE CONTRACTS. A Trust Fund has been created and will be maintained for the purposes of the Plan, and the assets of the Trust Fund shall be invested in accordance with the terms of the Trust Agreement. All contributions, other than contributions invested pursuant to Section 10.4(q) in or through the contracts or policies of an insurance company shall be paid into the Trust Fund, and all benefits under the Plan, other than benefits paid pursuant to insurance contracts or policies, shall be paid from the Trust Fund. Assets of the Plan that are not invested through the Trust Fund shall be invested in or through insurance contracts or policies as provided in Section 10.4(q).

      16.2 APPOINTMENT OF TRUSTEE. One or more Trustees shall be appointed by the Board of Directors to administer the Trust Fund. The Trustee's obligations, duties, and responsibilities shall be governed solely by the terms of the Trust Agreement.

      16.3 EXCLUSIVE BENEFIT OF PARTICIPANTS. Subject to Sections 4.4 and 13.11, the Trust Fund and assets of the Plan invested in or through insurance contracts or policies (as provided in Section 10.4(q)) shall be used and applied only in accordance with the provisions of the Plan to provide the benefits thereof, and no part of the corpus or income of the Trust Fund or such insurance contracts or policies shall be used for or diverted to purposes other than exclusively benefitting the Participants and their Beneficiaries and with respect to expenses of administration. Notwithstanding the preceding sentence, as provided in Section 13.11, the Employer reserves the right to recover any residual amounts as may remain in the Trust Fund or remain under such insurance contracts or policies after their termination and the satisfaction of all liabilities of the Plan arising out of any variations between actual requirements and expected actuarial requirements.

      16.4 BENEFITS SUPPORTED ONLY BY THE TRUST FUND AND INSURANCE CONTRACTS. Any person having any claim under the Plan shall look solely to the assets of the Trust Fund and insurance contracts or policies in or through which assets of the Plan have been invested (pursuant to Section 10.4(q)) for satisfaction, and no Employer shall have any liability to any Participant, Former Participant or Beneficiary beyond the amount of its contributions to the Plan.

      16.5  RIGHTS TO ASSETS OF TRUST AND PROCEEDS OF INSURANCE CONTRACTS.
No Employee shall have any right to, or interest in, any assets of the Trust Fund or the proceeds of any insurance contract or policy in or through which assets of the Plan have been invested (pursuant to Section 10.4(q)) upon termination of his employment or otherwise, except as provided from time to time under this Plan, and then only to the extent of the benefits payable under the Plan to such Employee out of the assets of the Trust Fund or such insurance contract or policy. Except as otherwise may be provided under Title IV of the Act, all payments of benefits as provided for in this Plan shall be made solely out of the assets of the Trust Fund or the proceeds of an insurance contract or policy in or through which assets of the Plan have been invested (pursuant to Section 10.4(q)) and none of the Fiduciaries shall be liable therefor in any manner.

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 EX-99.1-83




- --------------------------
End of Article XVI

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 EX-99.1-84

                                ARTICLE XVII

                          TOP HEAVY PLAN PROVISIONS

      17.1 TOP HEAVY RULES APPLIED. Notwithstanding any provisions of this Plan to the contrary, if during any Plan Year beginning after December 31, 1983, the Plan is a Top Heavy Plan, the provisions of this Article XVII shall apply.

      17.2  ADDITIONAL DEFINITIONS.

            (a) "AGGREGATION EMPLOYEE" shall mean any employee of the Aggregation Employer, including any leased employees (within the meaning of section 414(n) of the Code). For this purpose, an individual formerly employed by an Aggregation Single Employer shall be deemed an Aggregation Employee.

            (b) "AGGREGATION EMPLOYER" shall mean the deemed single employer that includes the Employer and results from the aggregation of employers that sections 414(b), 414(c), and 414(m) of the Code require be aggregated and treated as a single employer.

            (c) "AGGREGATION SINGLE EMPLOYER" shall mean an employer that sections 414(b), 414(c), and 414(m) of the Code require be aggregated with the Employer and other employers and treated as a single employer.

            (d)   "COMPENSATION".  The term "compensation," as used in this
Article XVII, shall mean an Employee's or Participant's Compensation for the calendar year that ends with or within the plan year. For purposes of determining whether an individual has compensation of One Hundred Fifty Thousand Dollars ($150,000), or whether an individual is a Key Employee by reason of being an officer or one of the ten (10) employees of the Single Aggregation Employer described in Section 17.2(f)(ii), compensation from each entity that sections 414(b), 414(c), and 414(m) require be aggregated is to be taken into account.

            (e) "DETERMINATION DATE" shall mean, with respect to any plan year, the last day of the preceding plan year, except in the case of the first plan year of a plan, in which event the Determination Date shall be the last day of such plan year. Whenever it is necessary to determine the value of accrued benefits as of a given Determination Date, such value shall be determined as of the Valuation Date that coincides with the Determination Date or, if there is no such Valuation Date, the most recent Valuation Date that is within a twelve-month period ending on the Determination Date.

            (f) "KEY EMPLOYEE". Subject to the rules set forth in the last paragraph of this Section 17.2(f), "Key Employee" shall mean any Aggregation Employee or former Aggregation Employee (including any deceased employee) who at any time during the current plan year or any of the four (4) preceding plan years, is or was:

       EX-99.1-85

                  (i) An officer of the Aggregation Employer having an annual compensation greater than 150 percent of the dollar limitation in effect under section 415(c)(1)(A) of the Code for the calendar year in which the plan year ends;

            (ii) One of the ten (10) employees of an Aggregation Single Employer having annual compensation for the plan year from such Aggregation Single Employer of more than the dollar limitation in effect under section 415(c)(1)(A) of the Code and owning (or considered as owning within the meaning of section 318 of the Code) or having owned during the plan year containing the Determination Date or any of the four (4) immediately preceding plan years both more than a one-half percent (1/2%) interest and the largest interests in such Aggregation Single Employer, and if two (2) such employees have the same interest in the employer, the employee having the greater annual compensation from the employer shall be treated as having a larger interest;

                  (iii) A five percent (5%) owner of an Aggregation Single Employer; or

                  (iv) A one percent (1%) owner of an Aggregation Single Employer having compensation of more than One Hundred Fifty Thousand Dollars ($150,000).

In addition, the term "Key Employee" shall mean the beneficiary of any Aggregation Employee or former Aggregation Employee defined above in this
Section 17.2(f) as being a Key Employee.

For the purposes of determining which Aggregation Employees or former Aggregation Employees, if any, are or were officers of the Aggregation Employer, whether an individual is an officer shall initially be determined based on his responsibilities with respect to the Aggregation Single Employer or Aggregation Single Employers by whom he is directly employed, and of such individuals initially deemed officers, no more than fifty (50) Aggregation Employees, or, if lesser, the greater of three (3) Aggregation Employees or ten percent (10%) of the Aggregation Employees of the Aggregation Employer, shall be treated as officers. In addition, for plan years beginning after February 28, 1985, sole proprietorships, partnerships, associations, corporations, trusts, and labor organizations may have officers; and any person who is an administrative executive in regular and continued service shall be deemed an officer, subject to the above limitations. The number of employees that the Aggregation Employer has for the plan year containing the Determination Date with respect to a plan shall be the greatest number of employees the Aggregation Employer had during that plan year or any of the preceding four (4) plan years. A "five percent (5%) owner" shall mean, if the Aggregation Single Employer is a corporation, any person who owns (or is considered as owning within the meaning of section 318 of the Code) more than five percent (5%) of the outstanding stock of the Aggregation Single Employer or stock possessing more than five percent (5%) of the total combined voting power of all stock of the Aggregation Single Employer and, if the Aggregation Single Employer is not a corporation, any employee who owns more than five percent (5%) of the capital or profits interest in the Aggregation Single Employer. A "one percent (1%) owner" shall mean, if the Aggregation Single Employer is a corporation, any person who owns (or is considered as owning within the meaning of section 318 of the Code) more than one percent (1%) of the outstanding stock of the Aggregation Single Employer or stock possessing more than one percent (1%) of the

       EX-99.1-86

total combined voting power of all stock of the Aggregation Single Employer and, if the Aggregation Single Employer is not a corporation, any employee who owns more than one percent (1%) of the capital or profits interest in the Aggregation Single Employer. For purposes of applying the attribution rules of section 318 of the Code, section 318(a)(2)(C) of the Code shall be applied by substituting "five percent (5%)" for "fifty percent (50%)" each time that term appears in said section. In the case of an entity other than a corporation, ownership shall be attributed as under section 318 of the Code, except that capital or profits interests shall be substituted for stock interests. If an employee's ownership interest in an employer changes during a plan year, his ownership interest for such plan year is the largest interest he owned at any time during the year.

            (g) "PERMISSIVE AGGREGATION GROUP" shall mean a plan or a group of plans that must be aggregated in the Required Aggregation Group and any other plan or plans of an Aggregation Employer if the group would continue to satisfy the requirements of sections 401(a)(4) and 410 of the Code with such additional plan being taken into account. Benefits under such plans shall be aggregated by adding together the present values of the accrued benefits (determined separately for each plan as of each plan's Determination Date) and adding together the results for each plan as of the Determination Dates for such plans that fall within the same calendar year.

            (h) "PLAN". The term "plan" as used in this Section 17.2 shall mean a plan that satisfies the requirements of section 401(a) of the Code.

            (i) "PLAN YEAR". The term "plan year" shall mean the plan year of a plan of an Aggregation Single Employer.

            (j) "REQUIRED AGGREGATION GROUP" shall mean a group of plans consisting of (i) each plan of the Aggregation Employer in which a Key Employee participates during the plan year containing the Determination Date for such plan or has participated during any of the immediately preceding four (4) plan years and (ii) any other plan of the Aggregation Employer that enables any of such plans to satisfy the requirements of section 401(a)(4) or 410 of the Code. Benefits under such plans shall be aggregated by adding together the present values of the accrued benefits (determined separately for each plan as of each plan's Determination Date) and adding together the results for each plan as of the Determination Dates for such plans that fall within the same calendar year.

            (k) "TOP HEAVY PLAN". If for a given Plan Year the Plan is not a member of a Required Aggregation Group (because there are no other plans that must be aggregated with the Plan), the Plan shall be a Top Heavy Plan (herein so called) if the sum (determined as of the Determination Date for the Plan) of the present value of the cumulative Accrued Benefits (determined in accordance with section 1.416-1 of the Treasury Regulations) for Key Employees of the Employer exceeds sixty percent (60%) of a similar sum determined for all Employees. If for a given Plan Year the Plan is a member of a Required Aggregation Group, the Plan shall be a Top Heavy Plan for such Plan Year if, as of the Plan's Determination Date for such Plan Year, both the Required Aggregation Group and the Permissive Aggregation Group that include the Plan are Top Heavy Groups (herein so called). A "Top Heavy Group" is any Required

       EX-99.1-87


Aggregation Group or Permissive Aggregation Group if the sum (determined as of the Determination Dates for the plans in such group that fall within the same calendar year) of (i) the present value of the accrued benefits (determined in accordance with section 1.416-1 of the Treasury Regulations) for Key Employees under all defined benefit plans (within the meaning of section 414(j) of the Code) included in such group and (ii) the accrued benefits (determined in accordance with section 1.416-1 of the Treasury Regulations) of Key Employees under all defined contribution plans (within the meaning of section 414(i) of the Code) included in such group exceeds sixty percent (60%) of a similar sum determined for all Aggregation Employees. For the purpose of determining the present value of the accrued benefit of any employee, the present value shall be increased, as required by section 1.416-1 of the Treasury Regulations, by the aggregate distributions made with respect to such Employee under the plan during the five (5) year period ending on the Determination Date for such plan, and under any terminated plan that, if it had not been terminated, would have been included in the Required Aggregation Group. Notwithstanding the foregoing provisions of this Section 17.2(k), if any individual has not performed any service for any employer maintaining the plan at any time during the 5-year period ending on the Determination Date for such plan, any accrued benefit for such individual (and the account of such individual) shall not be taken into account.

Except to the extent provided in Regulations of the Secretary of the Treasury, any Rollover Contribution (or similar transfer) initiated by an Employee and made after December 31, 1983, to a plan shall not be taken into account with respect to the transferee plan for purposes of determining whether such plan is a Top Heavy Plan (or whether any aggregation group which includes such plan is a Top Heavy Group). If any individual is not a Key Employee with respect to a plan in the aggregation group for any plan year, but such individual was a Key Employee with respect to a plan in the aggregation group for any prior plan year, any accrued benefit for such Employee and the account of such employee shall not be taken into consideration in making a determination of the top heavy status of the plan. Each plan in a Top Heavy Group shall be deemed a Top Heavy Plan.

            (l) "SUPER TOP HEAVY PLAN" shall mean a Top Heavy Plan if the plan would be a Top Heavy Plan if "ninety percent (90%)" were substituted for "sixty percent (60%)" each place it appears in Section 17.2(k) above.

      17.3  ADDITIONAL LIMITATION - DEFINED BENEFIT PLAN.

            (a) SUPER TOP HEAVY PLAN YEARS. If during a Plan Year this Plan is a Super Top Heavy Plan and a Participant also participates in one or more qualified defined contribution plans (as defined in section 414(i) of the Code) maintained by the Employer or a Related Employer, Section 6.7 shall be applied by substituting "one" (1.0) for "one and one-fourth" (1.25) each place "one and one-fourth" (1.25) appears.

            (b) TOP HEAVY PLAN YEARS. In addition, the above limitation shall apply to this Plan in any Limitation Year that this Plan is a Top Heavy Plan but is not a Super Top Heavy Plan and the Accrued Benefit of each Participant who is a non-Key Employee, when expressed as an annual retirement benefit, is less than three percent (3%) multiplied by the number of years of Vesting Service with the Employer or twenty percent (20%) plus one percentage point for each

       EX-99.1-88

year for which this Plan was taken into account under section 416(h) of the Code (but not by more than ten (10) percentage points) multiplied by the Participant's average compensation during the period of five (5) consecutive years during which the Participant had the greatest aggregate compensation from the Employer. Years of Vesting Service for purposes of the immediately preceding sentence shall not include any year of Vesting Service ending in a Plan Year beginning before January 1, 1984, and shall not include any year of Eligibility Service that begins after the close of the last year in which the Plan was a Top Heavy Plan. For the purposes of this Section, an annual retirement benefit is a benefit payable annually in the form of a single life annuity (with no ancillary benefits) beginning at Normal Retirement Age.

            (c) SPECIAL RULE. Notwithstanding the foregoing provisions of this Section 17.3, if for any Plan Year the Plan is a Top Heavy Plan or Super Top Heavy Plan, the sum of the Defined Benefit Fraction (within the meaning of Section 6.5) and the Defined Contribution Fraction (within the meaning of
Section 6.5) for a Limitation Year may in the case of a Participant exceed one (1.0) (but not one and one-fourth (1.25)) if, but only if, there are no further benefit accruals for that individual under any defined benefit plan (within the meaning of section 414(j) of the Code) maintained by the Employer or a Related Employer and no further annual additions (within the meaning of section 415(c)(2) of the Code) for that individual under any defined contribution plan (within the meaning of section 414(i) of the Code) maintained by the Employer or any Related Employer until the sum of such fractions satisfies the rules of section 415(e) of the Code using the one (1.0) factor for that individual.

      17.4 TERMINATION OF SERVICE PRIOR TO NORMAL RETIREMENT AGE. If during any Plan Year a Participant has performed at least one Hour of Service for the Employer and the Plan is a Top Heavy Plan, such Participant shall have a non-forfeitable interest in his Accrued Benefit attributable to his Employer Profit Sharing Contribution Account, should his Service with the Employer terminate prior to Normal Retirement Age for any reason other than early retirement, death or Disability, in accordance with the following schedule:

                 YEARS OF CREDITED              PERCENT
            SERVICE FOR VESTING PURPOSES        VESTED
            ----------------------------        --------
            Less than 2 years                       0%
            2 years but less than 3 years           0%
            3 years but less than 4 years          40%
            4 years but less than 5 years          60%
            5 years but less than 6 years          80%
            6 years or more                       100%

Notwithstanding any of the foregoing, if during any prior Plan Year the Plan was a Top Heavy Plan and in any subsequent Plan Year the Plan ceases to be a Top Heavy Plan, the rights of a Participant who had performed at least one Hour of Service during the period the Plan was a Top Heavy Plan in and to his Accrued Benefit attributable to his Employer Profit Sharing Contribution Account shall not be less than his vested rights during the period that the Plan was a Top Heavy Plan. Provided, further, any Participant who has five (5) or more Years of Service at the beginning of a Plan Year in which the Plan ceases to be a Top Heavy Plan shall have the

       EX-99.1-89


right to elect, within a reasonable time of the beginning of the Plan Year in which the Plan ceases to be a Top Heavy Plan, to have his non-forfeitable percentage under this Plan computed in accordance with the schedule applicable to Plan Years in which the Plan is a Top Heavy Plan. Any election made under this Section 17.4 shall be made in the manner specified by Section 9.5 as if such change in vesting schedule had been made by way of an Amendment.

      17.5 MINIMUM BENEFITS. During any Plan Year in which this Plan is a Top Heavy Plan the Accrued Benefit derived from Employer contributions of each Participant who is a non-Key Employee, when expressed as an annual retirement benefit, shall not be less than the LESSER of:

        (a) Two percent (2%) multiplied by the number of the Participant's years of Vesting Service; or

        (b) Twenty percent (20%) of the Participant's average compensation during the period of five (5) consecutive years during which the Participant had the greatest aggregate compensation from the Employer.

Years of Vesting Service for purposes of the immediately preceding sentence shall not include any year of service ending in a Plan Year beginning before January 1, 1984, and shall not include any year of service that begins after the close of the last year in which the Plan was a Top Heavy Plan. For the purposes of this Section 17.5, an annual retirement benefit is a benefit payable annually in the form of a single life annuity (with no ancillary benefits) beginning at Normal Retirement Age. An Employee who is not a Key Employee may not fail to accrue a minimum benefit under this Section 17.5 because either (1) such Employee is otherwise excluded from participation (or accrues no benefit) merely because the Employee's Compensation is less than a stated amount or (2) the Employee is otherwise excluded from participation (or accrued no benefit) merely because of a failure to make mandatory Employee contributions.

In addition, notwithstanding the preceding provisions of this Section 17.5, the following rules shall apply for purposes of determining whether the minimum benefit requirements of this Section 17.5 have been satisfied in the event that during a Plan Year the Employer maintains two or more qualified plans (within the meaning of section 1.401-0(b) of the Treasury Regulations) that are Top Heavy Plans or Super Top Heavy Plans for a Plan Year. If the Employer maintains during a Plan Year two or more defined benefit plans (within the meaning of section 414(j) of the Code), the minimum benefits required by this
Section 17.5 on behalf of a Participant who is not a Key Employee and who participates in both this Plan and such other plans shall, unless provided otherwise in such other plans, be provided under this Plan to the extent this Plan provides for a benefit accrual sufficient to satisfy such minimum, and only to the extent that such minimum is not provided under this Plan shall any portion of such minimum benefits be provided under such other plans.

If during a Plan Year, the Employer maintains this Plan and a defined contribution plan (within the meaning of section 414(i) of the Code) and a Participant who is not a Key Employee participates in both of such plans, then if such Participant is entitled to accrue a benefit under this plan with respect to such Plan Year, and such Participant has accrued a benefit equal to or in excess of two percent (2%) multiplied by his number of years of Vesting Service (excluding years

       EX-99.1-90

of service accrued during Plan Years, if any, commencing prior to January 1, 1984, and Plan Years during which the Plan was not a Top Heavy Plan) multiplied by the Participant's average compensation during the five (5) consecutive year period during which the Participant had the greatest aggregate Compensation from the Employer, the Employer shall not be required to provide for such Participant under such other plan the minimum benefit otherwise required under section 416 of the Code, and for purposes of determining whether the minimum benefit provisions of this Section 17.5 have been satisfied, the minimum benefit accrual under this Plan shall be offset by the benefits provided under such other plan for such Plan Year as provided in section 1.416-1, M-12, of the Treasury Regulations.

If for a Plan Year this Plan is a Top Heavy Plan, but not a Super Top Heavy Plan, and the Employer makes contributions on behalf of a Participant under both this Plan and a defined contribution plan (within the meaning of section 414(i) of the Code) and the Employer wishes to use a factor of one and one-fourth (1.25) rather than one (1.0) as a limitation on the sum of the Defined Contribution Fraction (within the meaning of Section 6.5) and the Defined Benefit Fraction (within the meaning of Section 6.5) for the Limitation Year, then the defined benefit plan minimum benefit accrual specified above shall be increased by one (1) percentage point (up to a maximum of ten (10) percentage points) for each year of Vesting Service within which a Plan Year during which this Plan was a Top Heavy Plan or Super Top Heavy Plan ended; provided that no such year of Vesting Service completed during a Plan Year beginning prior to January 1, 1984, shall be counted for such purpose. The defined contribution minimum for such Limitation Year shall be increased to seven and one-half percent (7-1/2%) of compensation. Nothing in this Section
17.5 shall prohibit the Employer from making contributions in excess of the minimums stated herein provided such contributions are otherwise in accordance with the provisions of the Plan or other plan pursuant to which they are made.

- ----------------------------
End of Article XVII

       EX-99.1-91

                                ARTICLE XVIII

                                MISCELLANEOUS

      18.1 PAYMENT IN THE EVENT OF LEGAL DISABILITY. Payments to any Participant, Former Participant, or Beneficiary shall be made to the recipient entitled thereto in person or upon his personal receipt, in form satisfactory to the Administration Committee, except when the recipient entitled thereto shall be under a legal incapacity (e.g., minority or adjudicated incompetency), or, in the sole judgment of the Administration Committee, shall otherwise be unable to apply such payment in furtherance of his own interest and advantage. The Administration Committee may, in such event, in its sole discretion, direct all or any portion of such payments to be made in any one or more of the following ways:

            (a)   To such person directly;

            (b)   To the guardian of his person or his estate;

            (c) To a relative or friend of such person, to be expended for his benefit; or

            (d) To a custodian for such person under any Uniform Gifts to Minors Act.

The decision of the Administration Committee, in each case, shall be final, binding, and conclusive upon all persons ever interested hereunder. The Administration Committee shall not be obliged to see to the proper application or expenditure of any payment so made. Any payment made pursuant to the power herein conferred upon the Administration Committee shall operate as a complete discharge of all obligations of the Trustee and the Administration Committee, to the extent of the distributions so made.

      18.2 PAYMENTS ONLY FROM TRUST FUND OR INSURANCE CONTRACTS. All benefits of the Plan shall be payable solely from the Trust Fund or the proceeds of insurance contracts in or through which assets of the Plan have been invested (as provided in Section 10.4(q)) and neither the Employer, Administration Committee, Trustee nor insurance company issuing such contracts or policies shall have any liability or responsibility therefor except as expressly provided herein.

      18.3 UNCLAIMED ACCOUNT PROCEDURE. Neither the Trustee nor the Administration Committee shall be obliged to search for, or ascertain the whereabouts of, any Participant or Beneficiary. The Administration Committee, by certified or registered mail addressed to his last known address of record with the Administration Committee or the Employer, shall notify any Participant or Beneficiary that he is entitled to a distribution under this Plan, and the notice shall quote the relevant provisions of this Section 18.3. If the Participant or Beneficiary fails to claim his benefits or make his whereabouts known in writing to the Administration Committee within seven (7) calendar years after the date of notification, the benefits under the Plan of the Participant or Beneficiary will be disposed of as follows:

       EX-99.1-92


            (a) If the whereabouts of the Participant is unknown but the whereabouts of the Participant's Beneficiary is then known to the Administration Committee, distribution will be made to the Beneficiary.

            (b) If the whereabouts of the Participant and his Beneficiary is then unknown to the Administration Committee, but the whereabouts of one or more relatives by adoption, blood, or marriage of the Participant is known to the Administration Committee, the Administration Committee shall direct the Trustee to distribute the Participant's benefits to any one or more of such relatives and in such proportions as the Administration Committee determines.

            (c) If the Administration Committee does not know the whereabouts of any of the above persons, the Administration Committee shall notify the Social Security Administration of the Participant's (or Beneficiary's) failure to claim the distribution to which he is entitled. The Administration Committee shall request the Social Security Administration to notify the Participant (or Beneficiary) in accord with the procedures it has established for such purpose.

While payment is pending the Administration Committee shall direct the Trustee to hold the Participant's benefits in a segregated account invested in U.S. Government obligations, certificates of deposit, or other obligations providing a stated rate of return. The segregated account shall be entitled to all income it earns and shall bear all expense or loss it incurs. Any payment made pursuant to the power herein conferred upon the Administration Committee shall operate as a complete discharge of all obligations of the Trustee and the Administration Committee, to the extent of the distributions so made.

      18.4 EXECUTION OF RECEIPTS AND RELEASES. Any payment to any Participant, or to his legal representative or Beneficiary, in accordance with the provisions of the Plan, shall to the extent thereof be in full satisfaction of all claims hereunder against the Plan and Trust. The Administration Committee may require such Participant, legal representative, or Beneficiary, as a condition precedent to such payment, to execute a receipt and release therefor in such form as it shall determine.

      18.5  NO GUARANTEE OF INTERESTS.  Neither the Trustee, the
Administration Committee, nor any Employer guarantees the Trust Fund or any insurance contract in or through which Plan assets have been invested (pursuant to Section 10.4(q)) from loss or depreciation. The Employer does not guarantee the payment of any money which may be or become due to any person from the Trust Fund or any insurance contract in or through which Plan assets have been invested (pursuant to Section 10.4(q)). The liability of the Administration Committee and the Trustee to make any payment from the Trust Fund and any insurance contracts or policies in or through which Plan assets have been invested (pursuant to Section 10.4(q)) is limited to the then available assets of the Trust and such contracts or policies.

      18.6 PAYMENT OF EXPENSES. All expenses incident to the administration, termination, and protection of the Plan and Trust, including but not limited to legal, accounting, and Trustee fees, shall be paid by the Employers in such proportions as determined by the Administration Committee, except that in case of failure of any Employer to pay such expenses, they will be paid

       EX-99.1-93


from the Trust Fund, and until paid, shall constitute a first and prior claim and lien against the Trust Fund.

      18.7 EMPLOYER RECORDS. Records of an Employer as to an Employee's or Participant's period of employment, termination of employment and the reason therefor, leaves of absence, re-employment, and Compensation will be conclusive on all persons, unless determined to be incorrect.

      18.8 INTERPRETATIONS AND ADJUSTMENTS. To the extent permitted by law, an interpretation of the Plan and a decision on any matter within a Fiduciary's discretion made in good faith is binding on all persons. A misstatement or other mistake of fact shall be corrected when it becomes known and the person responsible shall make such adjustment on account thereof as he considers equitable and practicable.

      18.9 UNIFORM RULES. Uniform rules shall be applied in administering the Plan to all Participants similarly situated.

      18.10 EVIDENCE. Evidence required of anyone under the Plan may be given by certificate, affidavit, document, or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

      18.11 SEVERABILITY. In the event any provision of the Plan shall be held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of the Plan, but shall be fully severable and the Plan shall be construed and enforced as if the illegal or invalid provision had never been included herein.

      18.12 NOTICE. Any notice required to be given herein by the Trustee, an Employer, or the Administration Committee, shall be deemed delivered, when (a) personally delivered, or (b) placed in the United States mails, postage prepaid, in an envelope addressed to the last known address of the person to whom the notice is given.

      18.13 WAIVER OF NOTICE. Any person entitled to notice under the Plan may waive the notice.

      18.14 SUCCESSORS. The Plan shall be binding upon all persons entitled to benefits under the Plan, their respective heirs and legal representatives, upon the Employer, its successors and assigns, and upon the Trustee, the Administration Committee, and their successors.

      18.15 HEADINGS. The titles and headings of Articles and Sections are included for convenience of reference only and are not to be considered in construing the provisions hereof.

      18.16 GOVERNING LAW. All questions arising with respect to the provisions of this Agreement shall be determined by application of the laws of the State of Georgia except to the extent Georgia law is preempted by Federal statute.

       EX-99.1-94

      IN WITNESS WHEREOF, this Plan has been executed in multiple original documents on this ----- day of -------------, 1994, effective as of the 1st day of January, 1989.

                                    GREAT DANE TRAILERS, INC.



                                    By  -----------------------------------
                                          Its Vice President